UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

BELO CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Robert W. Decherd

Chairman of the Board
President and Chief Executive Officer

April 5, 2004

Dear Fellow Shareholder:

We invite you to attend our annual meeting of shareholders on May 11, 2004 in Dallas, Texas. Please note that this year’s meeting will be held at a new location — The Pavilion of the Belo Mansion, at 2101 Ross Avenue, Dallas, Texas. At the meeting, you will hear a report on Belo’s operations and have a chance to meet your directors and executive officers. This package includes the formal notice, proxy statement, and proxy card for the meeting, together with our 2003 annual report.

The proxy statement tells you more about the agenda and voting procedures for the meeting. It also describes how the Board operates and provides information about our directors, including those nominated for election at this year’s meeting.

Whether or not you attend the meeting, we encourage you to vote your shares as soon as possible prior to the meeting either by returning your proxy card or by voting using the telephone or Internet voting procedures outlined in the enclosed materials. Even if you only own a few shares, it is important that your shares be represented at the meeting.

We hope to see you on May 11th.

Sincerely,

Belo Corp.  P. O. Box 655237  Dallas, Texas 75265-5237  Tel. 214.977.6606  Fax 214.977.6603

www.belo.com  Deliveries  400 South Record Street  Dallas, Texas 75202-4841

Belo Corp.

P. O. Box 655237
Dallas, Texas 75265-5237
www.belo.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 11, 2004

To Belo Shareholders:

Please join us for the 2004 annual meeting of shareholders of Belo Corp.. The meeting will be held in The Pavilion of the Belo Mansion, at 2101 Ross Avenue, Dallas, Texas, on Tuesday, May 11, 2004, at 10:30 a.m., Dallas, Texas time. Refreshments will be served prior to the meeting, starting at 9:30 a.m..

At the meeting, the holders of Belo Series A common stock and Belo Series B common stock will act on the following matters:

1.	Election of five Class III directors;

2.	Approval of the Belo 2004 Executive Compensation Plan; and

3.	Any other matters that may properly come before the meeting.

All holders of record of shares of Belo Series A common stock and Belo Series B common stock at the close of business on March 19, 2004 are entitled to vote at the meeting or at any postponement or adjournment of the meeting.

By Order of the Board of Directors

GUY H. KERR
Secretary

April 5, 2004

Belo Corp.

P. O. Box 655237
Dallas, Texas 75265-5237
www.belo.com

PROXY STATEMENT

For the Annual Meeting of Shareholders

To be Held on May 11, 2004

This proxy statement contains information related to the annual meeting of shareholders of Belo Corp. to be held on Tuesday, May 11, 2004, beginning at 10:30 a.m., Dallas, Texas time, at the Belo Mansion, 2101 Ross Avenue, Dallas, Texas, and any postponement or adjournment of the meeting.

This proxy statement and related proxy card will be distributed to shareholders beginning on or about April 5, 2004.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will elect five directors, consider and act upon a proposal to approve the Belo 2004 Executive Compensation Plan, and act upon any other matters properly brought before the meeting. Management will report on Belo’s performance in 2003 and respond to questions and comments from shareholders.

Who can attend the annual meeting?

Shareholders and guests of Belo may attend the annual meeting. However, only shareholders who owned Belo shares at the close of business on March 19, 2004, the record date, or their duly appointed proxies, are entitled to vote at the meeting.

Who may vote at the meeting?

If you owned Belo shares at the close of business on March 19, 2004, you are entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting. Our common stock is divided into two series: Series A common stock and Series B common stock. Holders of either series of common stock as of the close of business on the record date will be entitled to vote at the meeting. At the close of business on the record date, a total of 99,507,048 shares of Series A common stock and 16,178,444 shares of Series B common stock were outstanding and entitled to vote.

What are the voting rights of the holders of Series A common stock and Series B common stock?

Holders of Series A and Series B common stock vote together as a single class on all matters to be acted upon at the annual meeting. Each outstanding share of Series A common stock will be entitled to one vote on each matter. Each outstanding share of Series B common stock will be entitled to 10 votes on each matter.

What constitutes a quorum to conduct business at the meeting?

In order to carry on the business of the meeting, we must have a quorum present in person or by proxy. Both a majority of the voting power of the outstanding shares eligible to vote and at least one-third of the outstanding shares entitled to vote must be present at the meeting, in person or by proxy, in order to constitute a quorum.

Abstentions and broker non-votes are counted as present at the meeting for purposes of determining whether we have a quorum. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner.

How do I cast my vote?

You may vote by proxy, which gives the proxy holder the right to vote your shares on your behalf, or you may vote in person at the meeting.

You may receive more than one proxy card depending on how you hold your shares. Shares registered in your name and any shares held in your Belo Savings Plan account are covered by separate proxy cards. Shares held in the Belo Savings Plan may be voted only by the plan trustees. Also, if you hold shares indirectly through someone else, such as a broker, you may receive material from that person asking how you want to vote. It is important that you follow the instructions on each proxy card and vote the shares represented by each card separately.

How do I vote by proxy?

If you vote by proxy, you may vote by telephone, online via the Internet, or by completing and returning your enclosed proxy card in the envelope provided. All proxy cards that are properly completed and submitted will be voted as specified. However, if you sign, date, and return your proxy card but do not check any boxes, the shares represented by that card will be voted FOR all nominees standing for election as directors and FOR approval of the Belo 2004 Executive Compensation Plan and, at the discretion of the proxy holders, on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

If you want to vote using the telephone or Internet, please follow the instructions on each proxy card and have the proxy card available when you call in or access the voting site. In order to be included in the final tabulation of proxies, completed proxy cards must be received by May 10, 2004 and votes cast using the telephone or Internet must be cast prior to 5:00 p.m. (Eastern Time), on May 10, 2004.

If your shares are held indirectly, your broker or nominee may not offer voting using the telephone or Internet. Please be certain to check your proxy card or contact your broker or nominee to determine available voting arrangements.

How do I vote in person?

You may vote in person by completing a ballot at the annual meeting. If you plan to vote in person but hold shares through a broker or other nominee, you must provide a legal proxy from the broker or nominee evidencing your authority to vote shares the broker held for your account at the close of business on March 19, 2004. You must contact your brokerage firm directly in advance of the annual meeting to obtain a legal proxy.

Blank ballots will be available at the registration table at the meeting. Completed ballots may be deposited at the registration table and a call for completed ballots will be made during the course of the meeting prior to the close of the polls.

Can I change my vote or revoke my proxy?

Yes. You may revoke your proxy (including a telephone or Internet vote) by:

▶	filing a written notice of revocation with the Corporate Secretary of Belo Corp. at any time prior to the annual meeting;
▶	delivering a duly executed written proxy bearing a later date by the voting deadline set forth on the proxy card;
▶	submitting a new proxy by telephone or the Internet by the voting deadline set forth on the proxy card; or
▶	voting by ballot at the meeting.

If your shares are held through a broker or nominee, contact that broker or nominee if you wish to change your voting instructions.

Attendance at the meeting does not by itself revoke a previously granted proxy.

How do I vote my shares held in the Belo Savings Plan?

Only the plan trustees, Fidelity Management Trust Company and Wells Fargo Bank, N.A., can vote the shares held by the Belo Savings Plan. If you participate in the Belo Savings Plan and had full shares of Belo common stock credited to your account as of the record date, you will receive a separate voting instruction card for the purpose of instructing the plan trustees how to vote your plan shares. You may instruct the trustees using the telephone or the Internet or by signing and returning your card in the envelope provided. You will not be able to vote these shares in person at the annual meeting.

Because of the time required to tabulate voting instructions from Belo Savings Plan participants before the annual meeting, the trustees must receive your voting instructions by May 9, 2004. If you sign, date, and return a card but do not check any boxes on the card, the trustees will vote your shares FOR all nominees standing for election as directors and FOR approval of the Belo 2004 Executive Compensation Plan. In addition, at their discretion, the trustees of the Belo Savings Plan are authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting. If the trustees do not receive instructions from you by that date, the trustees will vote your shares in the same proportion as the shares in the Belo Savings Plan for which voting instructions have been received. You may revoke or modify previously given voting instructions by May 9, 2004, by filing with the trustees either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

What vote does the Board recommend?

The Board recommends a vote FOR all nominees standing for election as directors and FOR approval of the Belo 2004 Executive Compensation Plan. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

What number of votes is required to approve each matter?

▶Election of directors — The affirmative vote of a plurality of the voting power represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. You do not have the right to cumulate votes in the election of directors. In other words, you cannot multiply the number of shares you own by the number of directorships being voted on and then cast the total for only one candidate or among any number of candidates as you see fit. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. A properly executed proxy marked “withheld” with respect to the election of one or more directors will not be voted for the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present.

▶Belo 2004 Executive Compensation Plan — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to approve the Belo 2004 Executive Compensation Plan.

▶Other matters — Unless otherwise required by law, the affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required for other matters that may properly come before the meeting.

For matters requiring majority approval, abstentions have the effect of negative votes, meaning that abstentions will be counted in the denominator, but not the numerator, in determining whether a matter has received sufficient votes to be approved. Broker non-votes are not treated as shares entitled to vote on matters requiring majority approval and are excluded from the calculation.

PROXY SOLICITATION

Your proxy is being solicited on behalf of Belo’s Board of Directors. In addition to use of the mails, the solicitation may also be made by use of facsimile, the Internet or other electronic means, or by telephone or personal contact by directors, officers, employees, and agents of Belo. Belo pays the costs of this proxy solicitation.

We have hired Morrow & Co., Inc. to assist in soliciting proxies from beneficial owners of shares held in the names of brokers and other nominees, and have agreed to pay Morrow & Co., Inc. a fee of $7,500 plus its related costs and expenses. We also supply brokers, nominees and other custodians with proxy forms, proxy statements and annual reports for the purpose of sending proxy materials to beneficial owners. We reimburse brokers, nominees and other custodians for their reasonable expenses.

STOCK OWNERSHIP

The following tables set forth information as of March 19, 2004, regarding the beneficial ownership of Belo common stock by our directors, nominees for election as director, the executive officers named in the summary compensation table on page 31, all directors and executive officers as a group, and by each person known to Belo to own more than 5% of the outstanding shares of Series A or Series B common stock. At the close of business on March 19, 2004, the record date, there were 99,507,048 Series A shares, 16,178,444 Series B shares, and 115,685,492 combined Series A and Series B shares issued and outstanding.

Under the rules of the Securities and Exchange Commission (“SEC”), the beneficial ownership of a person or group includes not only shares held directly or indirectly by the person or group but also shares the person or group has the right to acquire within 60 days of the record date (to and including May 18, 2004) pursuant to exercisable options and convertible securities. The information below, including the percentage calculations, is based on beneficial ownership of shares rather than direct ownership of issued and outstanding shares.

Unless otherwise indicated, each person listed below has sole voting power and sole dispositive power with respect to the shares of common stock indicated in the table as beneficially owned by such person. Series A common stock has one vote per share and Series B common stock has 10 votes per share. Consequently, the voting power of Series B holders is greater than the number of shares beneficially owned. For example, the shares of Belo common stock beneficially owned by all directors and executive officers as a group, representing 15.3% of the outstanding shares of Series A and Series B common stock, have combined voting power of 50.7%.

Stock Ownership of Directors, Nominees and Executive Officers

	Shares of Common Stock Beneficially Owned
	And Percentage of Outstanding Shares as of March 19, 2004(1)(2)(3)

					Combined
	Series A		Series B		Series A and Series B

Name	Number	Percent	Number	Percent	Number	Percent

Robert W. Decherd*+	1,316,511	1.3%	7,655,008	42.4%	8,971,519	7.6%
John L. (Jack) Sander+	4,041	**	589,800	3.5%	593,841	**
Dunia A. Shive+	12,048	**	393,400	2.4%	405,448	**
James M. Moroney III+	18,925	**	2,598,724	15.6%	2,617,649	2.2%
Guy H. Kerr+	3,156	**	207,200	1.3%	210,356	**
Henry P. Becton, Jr.*	12,168	**	79,739	**	91,907	**
Louis E. Caldera*s	—	—	23,985	**	23,985	**
France A. Córdova, Ph.D.*	—	—	9,080	**	9,080	**
Judith L. Craven, M.D., M.P.H.*s	9,800	**	66,182	**	75,982	**
Roger A. Enrico*	42,000	**	96,099	**	138,099	**
Stephen Hamblett*s	422,963	**	169,276	1.0%	592,239	**
Dealey D. Herndon*s	1,117,719	1.1%	2,717,430	16.7%	3,835,149	3.3%
Laurence E. Hirsch*	10,000	**	83,035	**	93,035	**
Arturo Madrid, Ph.D.*	11,100	**	66,182	**	77,282	**
Wayne R. Sanders*s	3,000	**	9,080	**	12,080	**
William T. Solomon*	10,000	**	106,432	**	116,432	**
Lloyd D. Ward*	—	—	38,895	**	38,895	**
J. McDonald Williams*	11,000	**	71,404	**	82,404	**
All directors and executive officers as a group (20 persons)	3,014,654	3.0%	15,409,551	73.4%	18,424,205	15.3%

*	Director

s	Nominee

+	Executive Officer
**	Less than 1%

(1) ▶	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature. If the Series A total included shares into which Series B shares held are convertible, the persons listed would be deemed to be the beneficial owners of the following percentages of the Series A shares: Robert Decherd, 8.4%; Dealey Herndon, 3.7%; Jim Moroney, 2.6%; and all directors and executive officers as a group, 16.0%. All other persons listed would be deemed to beneficially own less than 1% of the Series A shares. These percentages are calculated by taking the person’s number of combined Series A and Series B shares as reflected in the table above and dividing that number by the sum of (a) the Series A shares issued and outstanding, plus (b) the total of Series B shares owned by the person as reflected in the table above, plus (c) the person’s exercisable Series A stock options listed in footnote (2) to the table.

▶	The family relationships among the directors and executive officers are as follows: Robert Decherd and Dealey Herndon are brother and sister and Jim Moroney is their second cousin.

▶	The following shares are included in the individual’s holdings because the individual has either sole or shared investment or voting power with respect to such shares.

Robert Decherd — 43,980 Series A shares and 132,000 Series B shares held in trust for which Robert serves as trustee, and 10,885 Series A shares and 111,224 Series B shares held by a charitable foundation established by Robert and his wife for which he serves as chairman and a director. Robert disclaims beneficial ownership of these shares. Robert’s holdings also include 23,159 Series B shares owned by him and his wife as to which he shares voting and dispositive power.

Jack Sander — 1,000 Series A shares owned by Jack and his wife as to which he shares voting and dispositive power.

Jim Moroney — 2,000,000 Series B shares held by Moroney Management, Limited, a family limited partnership of which he is the managing general partner, and 52,100 Series B shares held in a family trust as to which he has sole voting authority. Jim’s holdings also include 480 Series B shares owned by Jim and his wife as to which he shares voting and dispositive power.

Guy Kerr — 800 shares held for the benefit of his minor children as to which he has sole voting and dispositive power. Guy disclaims beneficial ownership of these shares.

Steve Hamblett — 350,720 Series A shares held in a family limited partnership of which he and his spouse are the sole general partners and as to which he shares voting and dispositive power. 72,238 Series A shares held by a charitable foundation for which Steve serves as a director and foundation manager; Steve disclaims beneficial ownership of these shares.

Dealey Herndon — 20,000 Series A shares held by a charitable foundation she established and for which she serves as a director. Dealey disclaims beneficial ownership of these shares.

(2)	The number of shares shown in the table above includes shares held in the Belo Savings Plan at March 19, 2004 and shares that could be purchased by exercise of options exercisable on March 19, 2004 or within 60 days thereafter (to and including May 18, 2004) under Belo’s stock plans, as follows:

	Shares Held in		Exercisable
	Belo Savings Plan		Stock Options

Name	Series A	Series B	Series A	Series B

Robert W. Decherd	4,839	—	—	1,886,950
John L. (Jack) Sander	3,041	—	—	589,800
Dunia A. Shive	2,886	—	6,180	393,400
James M. Moroney III	4,251	—	—	478,100
Guy H. Kerr	956	—	—	207,200
Henry P. Becton, Jr.	—	—	—	79,739
Louis E. Caldera	—	—	—	23,985
France A. Córdova, Ph.D.	—	—	—	9,080
Judith L. Craven, M.D., M.P.H.	—	—	5,000	66,182
Roger A. Enrico	—	—	40,000	96,099
Stephen Hamblett	5	156	—	169,120
Dealey D. Herndon	—	—	—	66,182
Laurence E. Hirsch	—	—	—	83,035
Arturo Madrid, Ph.D.	—	—	10,000	66,182
Wayne R. Sanders	—	—	—	9,080
William T. Solomon	—	—	10,000	66,432
Lloyd D. Ward	—	—	—	38,895
J. McDonald Williams	—	—	5,000	65,404
All directors and executive officers as a group (20 persons)	20,929	156	76,180	4,823,465

(3)	Pursuant to SEC rules, the percentages in the table are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options as indicated in footnote (2) to the table.

Stock Ownership of Other Principal Shareholders (greater than 5%)

	Shares of Common Stock Beneficially Owned
	And Percentage of Outstanding Shares as of December 31, 2003(1)(2)(5)

					Combined
	Series A		Series B		Series A and Series B

Name and Address	Number	Percent	Number	Percent	Number	Percent

Private Capital Management(3)	13,512,213	13.6%	—	—	13,512,213	11.7%
8889 Pelican Bay Boulevard Naples, Florida 34108

FMR Corp.(4)	7,817,736	7.9%	—	—	7,817,736	6.8%
82 Devonshire Street Boston, Massachusetts 02109

James M. Moroney, Jr.(5)	165,149	**	1,166,226	7.2%	1,331,375	1.1%
P.O. Box 655237 Dallas, Texas 75265-5237

**	Less than 1%

(1)	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature.

(2)	Pursuant to SEC rules, the percentages above are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options as indicated in the notes to the table.

(3)	Based upon information contained in its report on Schedule 13G filed with the SEC on February 13, 2004, Private Capital Management shares voting and dispositive power with respect to these shares.

(4)	Based upon information contained in its report on Schedule 13G filed with the SEC on February 17, 2004, FMR Corp. has sole power to vote or to direct the vote with respect to 1,495,486 Series A shares and has sole power to dispose of or to direct the disposition of 7,817,736 Series A shares.

(5)	James M. Moroney, Jr., a former director and chief executive officer of Belo, is Jim Moroney’s father and is a cousin of Robert Decherd and Dealey Herndon. Jim Moroney, Jr.’s holdings include 9,500 Series A shares held by a charitable foundation established by Jim and his family and for which he serves as trustee and 18,349 Series B shares that could be purchased by exercise of options exercisable on March 19, 2004 or within 60 days thereafter (to and including May 18, 2004) under Belo’s stock plans. If the Series A total included shares into which Series B shares held are convertible, he would be deemed to be the beneficial owner of 1.3% of the Series A shares. Jim Moroney, Jr.’s ownership information is reported as of March 19, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require that Belo’s executive officers and directors, and persons who own more than ten percent of a registered class of Belo common stock, file reports with the SEC within specified time periods disclosing their beneficial ownership of Belo common stock and any subsequent changes in beneficial ownership of Belo common stock. These reporting persons are also required to furnish us with copies of these reports. Based on information provided to us by these reporting persons, we believe that all filings required to be made by the reporting persons during 2003 were made on a timely basis.

PROPOSAL ONE: ELECTION OF DIRECTORS

Belo’s bylaws provide that the Board of Directors is divided into three classes, approximately equal in number, with staggered terms of three years so that the term of one class expires at each annual meeting, and that a director will retire on the date of the annual meeting of shareholders next following his or her 65th birthday.

Arturo Madrid, a Class II director, will retire from the Board on the date of the 2004 annual meeting pursuant to its retirement policy. As a result of this event, the size of the Board will decrease from 14 to 13.

Nominees for Directors

The following candidates are nominated by the Board and each is an incumbent director. The five nominees for Class III director will be eligible to serve a three-year term until the 2007 annual meeting, with the exception that nominee Stephen Hamblett will not be eligible to serve beyond the 2005 annual meeting.

Class III Directors (Terms expire in 2007, except as noted above for Stephen Hamblett)

Louis E. Caldera	Director since July 2001
Age 48	Audit Committee Member

Louis Caldera has served as president of the University of New Mexico since August 2003. He served as vice chancellor for university advancement at The California State University from June 2001 to June 2003. Louis was Secretary of the Army in the Clinton Administration from July 1998 until January 2001. He previously served as managing director and chief operating officer for the Corporation for National and Community Service, a federal grantmaking agency, from September 1997 to June 1998. Louis also serves on the boards of directors of IndyMac Bancorp, Inc. and Southwest Airlines Co..

Judith L. Craven, M.D., M.P.H.	Director since December 1992
Age 58	Compensation Committee Chair Nominating and Corporate Governance Committee Member

From July 1992 until her retirement in October 1998, Judy Craven served as president of the United Way of the Texas Gulf Coast. From 1983 to 1992, she was dean of the School of Allied Health Sciences of the University of Texas Health Science Center at Houston, and from 1987 to 1992 was vice president of multicultural affairs for the University of Texas Health Science Center. Judy is a member of the board of regents of The University of Texas System and serves on the boards of directors of SYSCO Corporation, Luby’s, Inc., SunAmerica Mutual Funds, and Variable Annuity Life Insurance Company of America.

Stephen Hamblett	Director since May 1997
Age 69	Strategy and Planning Committee Member

Steve Hamblett served as chairman of the board of The Providence Journal Company from February 1997, when The Providence Journal Company became a wholly-owned subsidiary of Belo, until his retirement in December 2000. From February 1997 until April 1999, Steve was chief executive officer and publisher of The Providence Journal Company. From 1987 to 1997, he was chairman, chief executive officer, and publisher of the pre-merger Providence Journal Company. Steve is currently a member of the boards of the Inter-American Press Association, the Smithsonian National Board, the Rhode Island School of Design, and the Rhode Island Heritage Harbor Museum. In connection with the acquisition of The Providence Journal Company, Belo agreed that Steve is eligible to serve as a Belo director until age 70.

Dealey D. Herndon	Director since May 1986
Age 57	Strategy and Planning Committee Member

Dealey Herndon has been president of Herndon, Stauch & Associates, a project and construction management firm, since September 1995. From January 2001 to October 2001, she also served as director of appointments for Texas Governor Rick Perry. From 1991 to September 1995, she was the executive director of the State Preservation Board of the State of Texas and managed the Texas Capitol Restoration in that capacity. Dealey is trustee emeritus of the National Trust for Historic Preservation in Washington, D.C. and serves on the executive committee of the Texas State History Museum Foundation.

Wayne R. Sanders	Director since May 2003
Age 56	Audit Committee Member Strategy and Planning Committee Member

Wayne Sanders is the former chairman and chief executive officer of Kimberly-Clark Corporation. He served as president and chief executive officer of Kimberly-Clark from 1991 until September 2002 and as chairman of the board from 1992 until February 2003. Wayne joined Kimberly-Clark in 1975 and held other senior positions prior to 1991. He also serves on the boards of directors of Texas Instruments Incorporated and Adolph Coors Company and its principal subsidiary, Coors Brewing Company. Wayne is the vice chairman of the board of Marquette University and serves as national trustee and governor of the Boys and Girls Clubs of America.

The Board of Directors recommends a vote FOR Proposal One for the election of each of the nominees.

Directors Continuing in Office

Information regarding our directors continuing in office is provided below.

Class I Directors (Terms expire in 2005)

France A. Córdova, Ph.D.	Director since May 2003
Age 56	Compensation Committee Member Nominating and Corporate Governance Committee Member

France Córdova has served as chancellor of University of California Riverside since July 2002. From August 1996 to July 2002, she was vice chancellor for research and professor of physics at University of California Santa Barbara. She served as chief scientist of National Aeronautics and Space Administration (NASA) from 1993 to 1996. France currently serves on advisory committees for the National Academy of Sciences’ Policy and Global Affairs Division.

Robert W. Decherd	Director since March 1976
Age 52

Robert Decherd has been Belo’s chairman and chief executive officer since January 1987. Robert became president of Belo in January 1994, and previously served as president from January 1985 through December 1986. From January 1984 through December 1986, he served as chief operating officer. Robert is a member of the board of directors and chairman of the Audit Committee of Kimberly-Clark Corporation. Effective March 1, 2004, Robert became the lead director of Kimberly-Clark. He also serves on the Advisory Council for Harvard University’s Center for Ethics and the Professions, and is a member of the Media Security and Reliability Council which is part of President Bush’s Homeland Security initiative.

Laurence E. Hirsch	Director since August 1999
Age 58	Compensation Committee Member Strategy and Planning Committee Member

Larry Hirsch is the former chairman and chief executive officer of Centex Corporation, one of the nation’s largest homebuilders. He was chief executive officer of Centex from July 1988 through March 2004 and chairman of the board from July 1991 through March 2004. He continues to serve as chairman of Eagle Materials Inc. (formerly Centex Construction Products, Inc.), a construction products company, a position he has held since July 1999. Larry is a member of the board of directors of Luminex Corporation and is an advisory director of HeidelbergerCement AG. Larry also serves as a trustee of the University of Pennsylvania.

J. McDonald Williams	Director since April 1985
Age 62	Strategy and Planning Committee Chair

Don Williams served as chairman of Trammell Crow Company, a real estate services firm, from August 1994 until May 2002, when he was named chairman emeritus. From 1991 until July 1994, Don was president and chief executive officer of Trammell Crow, and from 1977 to December 1990, he was managing partner of Trammell Crow. He also serves on the boards of directors of the Dallas Citizens Council, Children’s Health Services of Texas, Abilene Christian University, the Hoblitzelle Foundation, Southern Methodist University Perkins School of Theology, and the Dallas Foundation.

Class II Directors (Terms expire in 2006)

Henry P. Becton, Jr.	Director since May 1997
Age 60	Audit Committee Chair Strategy and Planning Committee Member

Henry Becton has been president of WGBH Educational Foundation, a public broadcasting organization, since 1984 and served as its general manager from 1978 until 1999. He is a member of the board of directors of Becton Dickinson and Company and is a trustee or director of 18 Scudder Fund investment companies or trusts advised by Deutsche Asset Management. Henry served as a director of The Providence Journal Company from 1992 to 1997. He served as a director of Public Broadcasting Service from June 1987 until June 1993 and from June 1995 until October 2001. Henry is a trustee of the Boston Museum of Science and is a member of the board of directors of Public Radio International.

Roger A. Enrico	Director since July 1995
Age 59	Nominating and Corporate Governance Committee Chair Audit Committee Member

Roger Enrico is the former chairman and chief executive officer of PepsiCo, Inc.. He was chief executive officer of PepsiCo from April 1996 until May 2001, chairman of the board from November 1996 to May 2001, and vice chairman from May 2001 until April 2002. Roger joined PepsiCo in 1971 and held numerous other senior positions, including chairman and chief executive officer of PepsiCo Worldwide Restaurants from 1994 to 1997. Roger is a member of the boards of directors of Target Corporation, Electronic Data Systems Corporation, The National Geographic Society, The Dallas Center for the Performing Arts, The Eisenhower Fellowships, and The National Center for Public Policy and Higher Education.

William T. Solomon	Director since April 1983
Age 61	Nominating and Corporate Governance Committee Member

Bill Solomon is chairman of the board of Austin Industries, Inc., a general construction company, a position he has held since 1987. Bill was chairman and chief executive officer from 1987 to March 2001 and, prior to 1987, was president and chief executive officer of Austin Industries. He also serves on the boards of the Hoblitzelle Foundation and the Southwestern Medical Foundation.

Lloyd D. Ward	Director since July 2001
Age 55	Compensation Committee Member

Lloyd Ward is the former chief executive officer and secretary general of the United States Olympic Committee, positions he held from October 2001 until March 2003. He served as chairman and chief executive officer of iMotors from January 2001 until May 2001. Lloyd was chairman and chief executive officer of Maytag Corporation from August 1999 to November 2000, president and chief operating officer of Maytag from 1998 to August 1999, and executive vice president of Maytag from 1996 to 1998. Lloyd served in various senior management positions with PepsiCo, Inc. from 1988 through 1996.

PROPOSAL TWO: APPROVAL OF THE BELO 2004 EXECUTIVE COMPENSATION PLAN

Subject to the approval of the Company’s shareholders, our Board of Directors adopted the Belo 2004 Executive Compensation Plan (the “2004 Plan”) effective as of January 1, 2004. As described below, the 2004 Plan would continue to provide long-term and short-term incentives to executives, key employees and directors which are substantially similar to those provided by the Company’s 2000 Executive Compensation Plan (the “2000 Plan”) and its 1995 Executive Compensation Plan (the “1995 Plan”, and together with the 2000 Plan, the “Existing Plans”). (For information concerning the Existing Plans, see “Compensation Committee Report on Executive Compensation” on page 28.) Shareholder approval of the 2004 Plan is sought for regulatory and tax purposes including qualification of the 2004 Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The 2004 Plan is similar to the Existing Plans, under which stock-based awards currently are granted to directors, executive officers and other key employees. In addition, the 2004 Plan includes a performance-based cash bonus opportunity similar to the bonus opportunity currently available under the Existing Plans. (See “Executive Compensation Plan — Annual Performance Bonus Opportunity” under “Compensation Committee Report on Executive Compensation” on page 28.) Approximately 780,635 shares of common stock relating to awards under the Existing Plans remained available for future issuance as of December 31, 2003. The Company currently intends to continue to issue non-qualified stock options to employees and non-employee directors, as provided under the Existing Plans, until all shares under the Existing Plans have been issued. (See “Corporate Governance — Compensation of Directors” on page 25.)

The following summary of the 2004 Plan is qualified in its entirety by reference to the full text of the 2004 Plan, which is set forth in Appendix A to this proxy statement.

General

The goal of the 2004 Plan is to provide appropriate incentives that will allow the Company to attract and retain the best available talent and to encourage the directors and participating employees to put forth their maximum efforts for the success of the Company’s business, thereby serving the best interests of the Company and its shareholders.

All executive officers and other key employees of the Company and its subsidiaries (“Participants”) are eligible to participate in the 2004 Plan. In addition to the Company’s non-employee directors and the senior executives named in the summary compensation table on page 31, approximately 160 employees currently participate in the 2000 Plan and 104 employees currently participate in the 1995 Plan. Subject to shareholder approval of the 2004 Plan, it is anticipated that a comparable number of employees, together with the Company’s non-employee directors, will participate in the 2004 Plan.

The 2004 Plan is a flexible plan that provides the Compensation Committee of the Board of Directors (the “Compensation Committee”) with broad discretion to fashion the terms of awards to provide eligible Participants or directors with stock-based incentives and performance-based bonus opportunities, payable in cash or stock as the Compensation Committee deems appropriate. The 2004 Plan permits the issuance of awards in a variety of forms, including: (1) non-qualified and incentive stock options, (2) appreciation rights, (3) restricted stock, (4) deferred shares, (5) performance shares and performance units, and (6) performance bonus opportunities (“Executive Compensation Plan Bonuses”) which become payable annually upon achievement of specified Management Objectives (as defined below).

The 2004 Plan provides for the issuance of up to 10,000,000 shares of common stock, subject to adjustment. See “Adjustments” below. Shares of common stock issued or transferred pursuant to the 2004 Plan will be shares of Series A common stock or Series B common stock, as determined by the Compensation Committee in its discretion. The number of shares of common stock available under the 2004 Plan will be adjusted to include shares that relate to awards which expire or are forfeited, or are transferred, surrendered or relinquished to or withheld by Belo in satisfaction of the exercise price of an option or in satisfaction of any tax withholding amount, or are paid in cash in lieu of shares.

On March 19, 2004, the market value of a share of Series A common stock was $26.80, and the market value of a share of Series B common stock is assumed to be the same as a Series A share.

The 2004 Plan will expire on the tenth anniversary of the date on which it is approved by the Belo shareholders. No further awards will be made under the 2004 Plan on or after such tenth anniversary.

Administration of the 2004 Plan

Unless the administration of the 2004 Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the 2004 Plan will be administered by the Compensation Committee, which at all times will consist of three or more directors appointed by the Board, (1) all of whom will meet all applicable independence requirements of the New York Stock Exchange, and (2) at least two of whom will qualify as “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms are amended from time to time. Except as described herein, the Compensation Committee has the full authority and discretion to administer the 2004 Plan and to take any action that is necessary or advisable in connection with the administration of the 2004 Plan, including, without limitation, the authority and discretion to interpret and construe any provision of the 2004 Plan or of any agreement, notification or document evidencing the grant of an award.

Awards under the 2004 Plan

Awards for Participants

Stock Options. The Compensation Committee may from time to time authorize grants of stock options to any Participant upon such terms and conditions as it may determine in accordance with the provisions of the 2004 Plan. The Compensation Committee in its discretion will determine the number of shares of common stock subject to stock options to be granted to each Participant. The Compensation Committee may grant non-qualified stock options, incentive stock options or a combination thereof to the Participants. Stock options granted under the 2004 Plan will provide for the purchase of common stock at prices not less than 100% of the market value thereof on the date the stock option is granted. No stock option granted will be exercisable more than ten years from the date of grant.

Stock options granted under the 2004 Plan will be exercisable at such times and subject to such restrictions and conditions as the Compensation Committee shall approve. Each grant will specify that the exercise price is payable (1) in cash, (2) by the actual or constructive transfer to Belo of shares of common stock already owned by the Participant, (3) with the consent of the Compensation Committee, by withholding a number of shares otherwise issuable to a Participant having a market value equal to the exercise price, or (4) in a combination of such methods of payment.

Each grant may also specify the required periods of continuous service by the Participant with Belo or any subsidiary and/or the Management Objectives to be achieved before the stock options or installments thereof will become exercisable and any grant may provide for the earlier exercise of the stock options in the event of a change in control (as defined below) or other similar transaction or event.

Neither the Compensation Committee nor the Board of Directors will authorize the amendment of any outstanding stock option to reduce the option price without the further approval of the shareholders of the Company, and no stock option will be cancelled and replaced with stock options having a lower option price without the further approval of the shareholders of the Company. Each of the limitations described in this paragraph is subject to adjustments permitted in the event of a stock split, stock dividend, merger, consolidation, or other corporate transaction as described in the 2004 Plan. See “Adjustments” below.

Appreciation Rights. The Compensation Committee may from time to time authorize grants of appreciation rights to any Participant upon such terms and conditions as it may determine in accordance with the provisions of the 2004 Plan. Appreciation rights may be granted in tandem with stock options or separate and apart from a grant of stock options. An appreciation right will be a right of the Participant to receive from the Company upon exercise an amount which will be determined by the Compensation Committee at the date of grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. “Spread” means the excess of the market value per share of the common stock on the date the appreciation right is exercised over (1) the option price of the related stock option or (2) if there is no tandem stock option, the grant price provided for in the appreciation right, multiplied by the number of shares of common stock in respect of which the appreciation right is exercised.

Each grant of an appreciation right made in tandem with stock options will specify the option price and any grant not made in tandem with stock options will specify the grant price, which in either case will not be less than 100% of market value of the common stock on the date of grant. No appreciation right will be exercisable more than ten years from the date of grant.

Any grant may specify that the amount payable upon exercise of an appreciation right may be paid by the Company in cash, shares of common stock having an aggregate market value per share equal to the Spread or any combination thereof, as determined by the Compensation Committee in its sole discretion. Any grant may also specify that the amount payable on exercise of an appreciation right may not exceed a maximum amount specified by the Compensation Committee at the date of grant.

Each grant will specify the required periods of continuous service by the Participant with the Company or any subsidiary and/or the Management Objectives to be achieved before the appreciation rights or installments thereof will become exercisable, and will provide that no appreciation right may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with stock options, when the related stock option is also exercisable. The Compensation Committee may also grant limited stock appreciation rights, which would become exercisable in the event of a change in control or other similar transaction or event.

Deferred Shares. The Compensation Committee may from time to time authorize grants or sales to any Participant of deferred shares upon such terms and conditions as it may determine in accordance with the provisions of the 2004 Plan. Each grant or sale will provide that the deferred shares will be subject to a deferral period fixed by the Compensation Committee on the date of grant, and any grant or sale may provide for early termination of the deferral period in the event of a change in control or other similar transaction or event. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the market value of the common stock.

Each grant or sale will provide that during the deferral period the Participant will not have any right to transfer any rights under the deferred shares, any rights of ownership in the deferred shares, or any right to vote the deferred shares. The Compensation Committee can authorize the payment of dividend equivalents on the deferred shares in cash or shares of common stock on a current, deferred, or contingent basis.

Restricted Stock. The Compensation Committee may from time to time authorize grants or sales to any Participant of restricted stock upon such terms and conditions as it may determine in accordance with the provisions of the 2004 Plan. Each grant or sale will constitute an immediate transfer of the ownership of shares of common stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the Participant’s dividend rights during the period in which the shares of restricted stock are subject to any such restrictions. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the market value of the common stock.

Each grant or sale will specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse. Each such grant or sale will establish restrictions, such as required periods of continuous service, or other restrictions, including restrictions that constitute a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service thereunder. Any grant or sale may provide for the earlier termination of any such restrictions in the event of a change in control or other similar transaction or event.

Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal of Belo or provisions subjecting the restricted stock to continuing restrictions in the hands of any transferee).

Performance Shares and Performance Units. The Compensation Committee may from time to time authorize grants to any Participant of performance shares and performance units, which will become payable upon achievement of specified Management Objectives, upon such other terms and conditions as it may determine in accordance with the provision of the 2004 Plan.

Each grant will specify the time and manner of payment of performance shares or performance units which have become payable, which payment may be made in (1) cash, (2) shares of common stock having a market value equal to the aggregate value of the performance shares or performance units which have become payable, or (3) any combination thereof, as determined by the Compensation Committee in its discretion at the time of payment.

Each grant of a performance share or a performance unit may also contain such terms and provisions, consistent with the 2004 Plan, as the Compensation Committee may approve, including provisions relating to the payment of performance shares or performance units upon a change in control or other similar transaction or event.

Any grant of performance shares may specify that the amount payable with respect to such performance shares may not exceed a maximum amount specified by the Compensation Committee on the date of grant. Any grant of performance units may specify that the amount payable, or the number of shares of common stock issued, with respect to such performance units may not exceed maximums specified by the Compensation Committee on the date of grant.

Executive Compensation Plan Bonuses. The Compensation Committee may from time to time authorize payment of annual incentive compensation in the form of an Executive Compensation Plan Bonus to a Participant, which will become payable upon achievement of specified Management Objectives during a 12-month performance period. Executive Compensation Plan Bonuses will be payable upon such terms and conditions as the Compensation Committee may determine in accordance with the provisions of the 2004 Plan. The Compensation Committee will specify the time and manner of payment of an Executive Compensation Plan Bonus which becomes payable, which payment may be made in cash, shares of common stock or any combination thereof, as determined by the Compensation Committee in its discretion at the time of payment. In the event of a change in control during a performance period, each Participant’s Executive Compensation Plan Bonus will be determined at the greater of the target level of achievement or the actual level of achievement of the Management Objectives at the time of the change in control, without proration for a performance period of less than 12 months.

Management Objectives. The Compensation Committee has broad discretion in its establishment of performance criteria for Participants under the 2004 Plan. As used in the 2004 Plan, “Management Objectives” means the measurable performance objectives, if any, established by the Committee for a performance period that are to be achieved with respect to an award under the 2004 Plan. Management Objectives may be described in terms of Company-wide objectives (i.e., the performance of Belo and all of its subsidiaries) or in terms of objectives that are related to the performance of the cluster, division, subsidiary, department, region or function within Belo or a subsidiary in which the Participant receiving the award is employed or on which the Participant’s efforts have the most influence.

The Management Objectives applicable to any award to a Participant who is, or is determined by the Compensation Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) will be limited to specified levels of, growth in, or performance relative to peer company performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items):

•	earnings per share;
•	earnings before interest, taxes, depreciation and amortization (EBITDA);
•	net income;

•	net operating profit;
•	revenue;
•	operating margins;
•	share price;
•	total shareholder return (measured as the total of the appreciation of and dividends declared on the common stock);
•	return on invested capital;
•	return on shareholder equity;
•	return on assets;
•	working capital targets;
•	reduction in fixed costs;
•	debt reduction; and
•	industry-specific measures of audience or revenue share.

If the Compensation Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of Belo (other than an acquisition or disposition by Belo of a trade or business), or the manner in which Belo conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Compensation Committee may in its discretion modify the Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a performance period as the Compensation Committee deems appropriate and equitable, except where taking action would result in the loss of the otherwise available exemption of an award under Section 162(m) of the Code. In those cases, the Compensation Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement.

Awards for Non-employee Directors

On the date of each annual meeting of the Company’s shareholders, each non-employee director of the Company will be granted an award under the 2004 Plan that has a fair market value equal to one-half of the director’s annual compensation from the Company. The director may also elect to receive all or any portion of his or her remaining annual compensation in the form of an award valued in the same manner. Any portion of the director’s compensation that is not paid in an award will be paid in cash.

The form and terms of awards to directors will be determined by the Compensation Committee in its discretion subject to the terms of the 2004 Plan, but unless the Compensation Committee decides otherwise, awards to directors under the 2004 Plan will be in the form of stock options. Stock options issued to non-employee directors will be non-qualified stock options.

For awards to directors, fair market value is determined as follows:

•	the fair market value of stock options or appreciation rights will be determined using the Black-Scholes option pricing model, a generally accepted binomial pricing model or any other pricing model used by Belo to value stock options for financial reporting purposes;
•	the fair market value of a deferred share, a restricted share or a performance share will be equal to the market value per share of the common stock on the date of grant; and
•	the fair market value of a performance unit will be its stated value.

If an individual is elected to the Board of Directors on a date other than the date of an annual shareholders meeting, the director’s compensation will be prorated for less than a full year of service as a director, and the prorated compensation will be paid in the form of an award valued as of the date of the director’s election to the Board and cash as described in the preceding paragraphs.

General Terms for Awards

Adjustments. The Compensation Committee has discretion to make adjustments in the maximum number of shares reserved for issuance under the 2004 Plan or that may be issued as part of any award, in the numbers of shares of common stock covered by outstanding stock options, appreciation rights, deferred shares or performance shares granted hereunder, in the option price or grant price applicable to any stock options and appreciation rights, and/or in the kind of shares covered by awards (including shares of another issuer) in the event of (1) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Belo, or (2) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (3) any other corporate transaction or event having an effect similar to any of the foregoing. The Compensation Committee, in its discretion, will make any such adjustments that it, in good faith, determines to be equitably required to prevent dilution or enlargement of the rights of Participants and directors that otherwise would result from any such transaction or event. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2004 Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all awards that are replaced.

Effect of Termination. Each agreement evidencing an award may contain provisions relating to the effect upon the award of a Participant’s termination of employment or a director’s termination of service by reason of retirement, death, disability or otherwise.

Change in Control. Under the 2004 Plan, a change in control means the first to occur of the following events:

•	the commencement of, or the first public announcement of the intention of any person, entity or group other than Belo or any of it subsidiaries to commence a tender offer or exchange offer for all, or any part of, the common stock;
•	the public announcement by Belo or any person, entity or group other than Belo or any of its subsidiaries or benefit plans, that such person, entity or group has become the beneficial owner of more than 30% of the total number of shares of Belo common stock;
•	the approval by the Company’s shareholders, or if shareholder approval is not required, the consummation, of a merger in which Belo does not survive as an independent publicly owned corporation;
•	a consolidation, or a sale, exchange or other disposition of all or substantially all of Belo’s assets; or
•	a change in the composition of the Company’s Board of Directors during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the two-year period.

The Board has the authority under the 2004 Plan to adopt a resolution prior to or promptly after any of the events described above stipulating, conditionally, temporarily or otherwise, that the event will not constitute a “change in control” under the 2004 Plan.

Limitation on Awards

Awards under the 2004 Plan will be subject to the following limitations:

           (a) Of the aggregate 10,000,000 shares reserved for issuance under the 2004 Plan, no more than 5,000,000 shares will be issued or transferred as restricted stock or deferred shares, excluding any such shares awarded to directors.

           (b) No more than 10,000,000 shares of common stock, subject only to adjustment as described in “Adjustments” above, may be issued as incentive stock options.

           (c) The maximum aggregate number of shares that may be subject to stock options, appreciation rights, deferred shares, performance shares and restricted stock granted to any Participant during a calendar year will not exceed 1,000,000 shares, subject to adjustment. See “Adjustments” above. This limitation will apply whether the award is paid in cash or shares of common stock.

           (d) The maximum aggregate cash value of payments to any Participant for any performance period pursuant to an award of performance units will not exceed $3,000,000.

           (e) The maximum Executive Compensation Plan Bonus paid to any Participant during any calendar year will not exceed $5,000,000.

Transferability; Amendments; Termination

Except as otherwise provided in the agreement evidencing a Participant’s or director’s award, (1) no award will be transferable by the Participant or director other than by will or the laws of descent and distribution and (2) no stock option or appreciation right granted to a Participant or director will be exercisable during the Participant’s or director’s lifetime by any person other than the Participant or director or the Participant’s or director’s guardian or legal representative.

The 2004 Plan may be amended from time to time by the Compensation Committee or the Board of Directors but may not be amended without further approval by the shareholders of the Company if such amendment would result in the 2004 Plan failing to satisfy any applicable requirements of the New York Stock Exchange, Rule 16b-3 of the Exchange Act or Section 162(m) of the Code. The Board of Directors may terminate the 2004 Plan at any time; provided, that no such termination will adversely affect any outstanding awards under the 2004 Plan.

Benefits under the 2004 Plan

The benefits that will be paid in the future under the 2004 Plan are currently not determinable. No awards have been granted under the 2004 Plan. A presentation of the benefits awarded to the senior executives under the Existing Plans for the 2003 fiscal year may be found in “Executive Compensation — Summary Compensation Table” and “— Option/ SAR Grants in 2003” on pages 31 and 32, respectively.

Federal Income Tax Consequences

The following summary of the federal income tax consequences of the 2004 Plan is not comprehensive and is based on current income tax laws, regulations and rulings.

Non-Qualified Stock Options. Non-qualified stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he or she recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price.

As a result of the optionee’s exercise of a non-qualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee’s gross income. The Company’s deduction will be taken in the Company’s taxable year in which the option is exercised.

The excess of the fair market value of the stock on the date of exercise of a non-qualified stock option over the exercise price is not an item of tax preference for alternative minimum tax purposes.

Incentive Stock Options. An optionee does not recognize income upon the grant of an incentive stock option. Subject to the effect of the alternative minimum tax, discussed below, if an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the optionee will not recognize any income by reason of the exercise and the Company will be allowed no deduction by reason of the grant or exercise. The optionee’s basis in the shares acquired upon exercise will be the amount paid upon exercise. If the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his or her gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his or her gain or loss will be the difference between the amount realized on the disposition of the shares and his or her basis in the shares. Belo generally will not be entitled to any income tax deduction upon disposition of the shares.

If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an “Early Disposition”), the optionee generally will recognize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (1) the amount realized on the Early Disposition, or (2) the fair market value of the shares on the date of exercise, over the optionee’s basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. Belo generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee upon an Early Disposition.

The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is an item of “tax preference” for alternative minimum tax purposes.

Appreciation Rights. Recipients of appreciation rights do not recognize income upon the grant of awards. When a recipient elects to receive payment under an appreciation right, he or she recognizes ordinary income in an amount equal to the cash and/or fair market value of shares received, and the Company is entitled to a deduction equal to such amount.

Deferred Shares. Recipients of deferred shares will generally recognize ordinary income equal to the fair market value of deferred shares on the date that the shares are distributed to the recipient. Belo will be entitled to a tax deduction for the same amount. The holding period to determine whether a recipient has long-term or short-term capital gain or loss on a subsequent sale will generally begin when the shares are either transferable or are no longer subject to forfeiture, and a recipient’s tax basis for the shares will generally equal the fair market value of the shares on the same date.

Restricted Stock; Performance Shares; Performance Units. Grantees of restricted stock, performance shares and performance units do not recognize income at the time of the grant of such stock, shares or units. However, when shares of restricted stock become free from any restrictions or when performance shares or performance units are paid, grantees recognize ordinary income in an amount equal to the fair market value of the stock or units on the date all restrictions are satisfied, and Belo will receive a corresponding deduction. Alternatively, the grantee of restricted stock may, pursuant to Section 83(b) of the Code, elect to recognize income upon the grant of the stock and not at the time the restrictions lapse, in which event Belo would receive a corresponding deduction at that time.

Change in Control. If there is an acceleration of the vesting of benefits and/or an acceleration of the exercisability of stock options upon a change in control, all or a portion of the accelerated benefits may constitute “excess parachute payments” under Section 280G of the Code. The employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee’s average annual compensation over the five calendar years preceding the year of the change in control, and the Company is not entitled to a deduction for a similar amount.

Limitation on Deduction. Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a covered employee to the extent such remuneration exceeds $1 million per taxable year. An employee is a covered employee if his or her compensation is required to be reported in the Summary Compensation Table of a company’s proxy statement and he or she is employed as of the last day of the taxable year. Section 162(m) of the Code does not apply to compensation payable solely on account of the attainment of one or more performance goals if (1) the goals are determined by a committee of two or more outside directors, (2) the material terms under which the remuneration will be paid, including the goals, are disclosed to shareholders and approved by a majority of the shareholders, and (3) except in the case of appreciation rights and eligible stock options, the Compensation Committee certifies that the goals have been met before the compensation is paid to the covered employee. Compensation arising from appreciation rights and stock options in which the exercise price is no less than the fair market value on the date of grant constitutes compensation on account of attainment of a performance goal as long as the shareholders approve the 2004 Plan, including the maximum number of shares per participant over a specific time period.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote on this proposal is required for approval.

The Board of Directors recommends a vote FOR approval of the 2004 Plan.

CORPORATE GOVERNANCE

Introduction

Beginning in 2002, our Board undertook a comprehensive review and evaluation of Belo’s corporate governance practices in light of the Sarbanes-Oxley Act of 2002, new SEC regulations implementing this legislation, and new corporate governance listing standards proposed by the New York Stock Exchange. In response to emerging requirements, the Board at its February 2003 meeting formalized its corporate governance guidelines, approved a revised code of business conduct and ethics applicable to Belo’s directors, management and other Belo employees, and approved a new charter for each Board committee. Belo’s corporate governance documents were updated following the SEC’s approval in November 2003 of final New York Stock Exchange corporate governance listing standards. These documents are posted on our Web site at www.belo.com. In addition, our updated Audit Committee charter is attached to this proxy statement as Appendix B. Belo’s corporate governance documents codify our existing corporate governance practices and policies. The Board periodically reviews and updates these documents as it deems necessary and appropriate.

Director Independence

To assist it in making determinations of a director’s independence, the Board has adopted independence standards, which are set forth in Belo’s Corporate Governance Guidelines, the applicable portion of which is attached to this proxy statement as Appendix C. These standards incorporate the director independence criteria included in the New York Stock Exchange listing standards, as well as additional, more stringent criteria established by the Board. The Board has determined that the following directors are independent under these standards: Henry Becton, Louis Caldera, France Córdova, Judy Craven, Roger Enrico, Steve Hamblett, Larry Hirsch, Arturo Madrid, Wayne Sanders, Bill Solomon, Lloyd Ward, and Don Williams. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees is composed entirely of independent directors. In accordance with SEC requirements, New York Stock Exchange requirements and the independence standards set forth in Belo’s Corporate Governance Guidelines, all members of the Audit Committee meet additional independence standards applicable to audit committee members.

Meetings of the Board

The Board held five regularly-scheduled meetings in 2003. Each director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board and (2) the total number of meetings held by all committees on which he or she served. Directors are expected to attend annual meetings of shareholders, and each director attended the 2003 Annual Meeting of Shareholders.

The Board convenes executive sessions of non-management directors without Company management at each regularly-scheduled meeting. The Board has an independent director, Don Williams, the chair of the Strategy and Planning Committee, who has been designated as the lead director. The lead director is responsible for presiding at the executive sessions of the non-management directors. In addition, the independent directors meet in executive session at least annually. Board committee chairs preside at executive sessions of their respective committees.

Committees of the Board

The Board has the following committees:

Audit Committee. The Audit Committee consists of Henry Becton (chair), Louis Caldera, Roger Enrico, Arturo Madrid, and Wayne Sanders. The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditors. The Audit Committee also represents the Board in overseeing Belo’s financial reporting processes, and, as part of this responsibility, consults with our independent auditors and with personnel from Belo’s internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices. The Audit Committee met five times during 2003.

The Board has determined that each member of the Audit Committee meets both the SEC and the New York Stock Exchange standards for independence. In addition, the Board has determined that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise. The Board has also determined that at least one member of the Audit Committee, Henry Becton, the chair of the Audit Committee, meets the SEC criteria of an “audit committee financial expert.”

Compensation Committee. The Compensation Committee consists of Judy Craven (chair), France Córdova, Larry Hirsch, Arturo Madrid, and Lloyd Ward, each of whom is an independent director under the listing standards of the New York Stock Exchange. The Compensation Committee evaluates the performance of the chief executive officer and sets his compensation level based on this evaluation. The Compensation Committee makes recommendations to the Board for base salaries of other executive officers and compensation for directors, approves bonus levels and stock option awards for executive officers, and administers, among other plans, the Company’s 1995 Plan, 2000 Plan, The G. B. Dealey Retirement Pension Plan, Belo Savings Plan, and Supplemental Executive Retirement Plan (“SERP”) and, subject to shareholder approval, will administer the 2004 Plan. The Compensation Committee met four times during 2003.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Roger Enrico (chair), France Córdova, Judy Craven, and Bill Solomon, each of whom is an independent director under the listing standards of the New York Stock Exchange. The responsibilities of the Nominating and Corporate Governance Committee include the identification and recommendation of director candidates and the review of qualifications of directors for continued service on the Board. The Nominating and Corporate Governance Committee also has responsibility for shaping Belo’s corporate governance practices, including the development and periodic review of the Corporate Governance Guidelines and the Board committee charters. The Nominating and Corporate Governance Committee met two times in 2003.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers a variety of criteria, including an individual’s character and integrity; business, professional and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to the activities of the Board. The Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board.

The Nominating and Corporate Governance Committee employs a variety of methods for identifying and evaluating director nominees. The Committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate. If vacancies on the Board are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the Committee’s attention through current Board members, shareholders or other persons.

The policy of the Nominating and Corporate Governance Committee, as set forth in Belo’s Corporate Governance Guidelines, is to consider nominations submitted by shareholders in accordance with the advance notice provisions of Belo’s bylaws, which provisions are discussed below under “Shareholder Proposals for 2005 Meeting.” The Committee evaluates shareholder nominees based on the same criteria it uses to evaluate nominees from other sources.

After the Nominating and Corporate Governance Committee identifies a potential candidate, there is generally a mutual exploration process, during which Belo seeks to learn more about a candidate’s qualifications, background, and level of interest in Belo, and the candidate has the opportunity to learn more about Belo. A candidate may meet with members of the Nominating and Corporate Governance Committee, other directors, and senior management. Based on information gathered during the course of this process, the Nominating and Corporate Governance Committee makes its recommendation to the Board. If the Board approves the recommendation, the candidate is nominated for election by Belo’s shareholders.

Strategy and Planning Committee. The Strategy and Planning Committee consists of Don Williams (chair), Henry Becton, Steve Hamblett, Dealey Herndon, Larry Hirsch, and Wayne Sanders. The Strategy and Planning Committee reviews Belo’s long-range financial and strategic planning initiatives and has responsibility for senior executive succession planning. The committee met once in 2003. Effective with the 2004 Annual Meeting, the committee will be renamed the “Executive Committee.”

Compensation of Directors

During 2003, non-management directors received an annual compensation package valued at $120,000. One-half of the Board’s annual compensation is paid in the form of stock options to purchase Belo’s common stock (relying on the Black-Scholes option pricing model on the date of grant), with exercise prices equal to the closing price of Series A shares on the date of grant. Directors elect in advance to receive all or a portion of the remaining amount of their annual compensation in additional stock options for common stock or in cash. During 2003, directors who served as committee chairs received an additional $10,000 in cash per year. Belo reimburses all directors for travel expenses incurred in attending meetings. No additional fee is paid to directors for attendance at Board and committee meetings. Robert Decherd, who was chairman of the board, chief executive officer and president of the Company during 2003, did not receive separate compensation for Board service.

Audit Committee Report

As described more fully in our written charter (attached to this proxy statement as Appendix B), the Audit Committee represents the Board in its oversight of Belo’s financial reporting processes. In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young LLP, our independent auditors, Belo’s audited consolidated financial statements. The Audit Committee has discussed with Ernst & Young LLP various matters, including their judgments as to the quality of Belo’s accounting principles and other matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Belo and our management team.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Belo’s annual report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

Respectfully submitted,

Audit Committee

Henry P. Becton, Jr., Chair

Louis E. Caldera
Roger A. Enrico
Arturo Madrid, Ph.D.
Wayne R. Sanders

Communications with the Board

The Company has a process for shareholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the Corporate Secretary, P.O. Box 655237, Dallas, Texas 75265-5237. Communications intended for a specific director or directors (such as the lead director or non-management directors) should be addressed to his, her or their attention c/o the Corporate Secretary at this address. Communications received from shareholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications, although the Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

INDEPENDENT AUDITORS

Ernst & Young LLP served as our independent auditors for the fiscal year ended December 31, 2003, and will serve in such capacity for the current fiscal year. Representatives of Ernst & Young LLP will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the annual meeting.

The table below sets forth the fees that Ernst & Young LLP billed us for the audit of our financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 and review of our financial statements for the quarterly periods within those fiscal years, and all other fees Ernst & Young LLP has billed us for services rendered during the fiscal years ended December 31, 2003 and December 31, 2002:

	2003	2002

Audit Fees (consists of the audit of the annual consolidated financial statements and reviews of the quarterly consolidated financial statements)	$523,600	$475,000
Audit-Related Fees (consists of audits of employee benefit plans, consultations on financial accounting matters and the Company’s Sarbanes-Oxley Section 404 documentation project)	$159,100	$146,426
Tax Fees (consists of assistance with the preparation of federal and state tax returns and consultations related to the tax implications of certain transactions)	$131,630	$163,744
All Other Fees (consists of performing certain review procedures and accounting education)	$5,000	$51,546

The Audit Committee has adopted a policy and procedures which set forth the manner in which the Audit Committee will review and approve all services to be provided by Ernst & Young LLP before the firm is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels pre-approved by the Committee. Any other services to be provided by the independent auditors must be separately pre-approved by the Audit Committee. In addition, if the fees for any pre-approved services exceed by 5% or more the estimated fee levels previously approved by the Audit Committee, the services must be separately pre-approved by the Committee. As a general guideline, annual fees paid to the independent auditors for services other than audit, audit-related, and tax services should not exceed one half the dollar amount of fees to be paid for these three categories of services collectively. The Audit Committee has delegated to the Committee chair and other Committee members the authority to pre-approve services in amounts up to $500,000 per engagement. Services pre-approved pursuant to delegated authority must be reported to the full Committee at its next scheduled meeting. The Chief Financial Officer reports quarterly to the Audit Committee on the status of pre-approved services, including projected fees. All of the services reflected in the above table were approved by the Audit Committee.

EXECUTIVE OFFICERS

Belo’s executive officers are as follows:

Name	Office Currently Held	Office Held Since

Robert W. Decherd	Chairman of the Board, President and Chief Executive Officer	1987(1)
John L. (Jack) Sander	President/ Media Operations	2004(2)
Dunia A. Shive	Executive Vice President/ Media Operations	2004(3)
James M. Moroney III	Publisher and Chief Executive Officer, The Dallas Morning News	2001(4)
Dennis A. Williamson	Senior Corporate Vice President/ Chief Financial Officer	2004(5)
Guy H. Kerr	Senior Vice President/Law and Government and Secretary	2003(6)
Marian Spitzberg	Senior Vice President/ Human Resources	2000(7)

(1)	Member of the Board of Directors. (See “Proposal One: Election of Directors” above for additional information.)

(2)	Jack Sander, age 62, has been president/ Media Operations since January 2004. He served as executive vice president/ Media Operations from January 2001 through December 2003 and president of the Television Group from July 1998 though December 2003. He was executive vice president of the Television Group from 1997 until 1998. Jack was general manager at WAGA-TV in Atlanta, Georgia from 1988 until 1997. He joined Belo in January 1997.

(3)	Dunia Shive, age 43, has been executive vice president/ Media Operations since January 2004. She was executive vice president/ Chief Financial Officer from December 2000 through December 2003 and served as senior vice president/ Chief Financial Officer from July 1998 until December 2000. She served as senior vice president/ Corporate Operations from July 1997 through June 1998. From January 1996 until July 1997, Dunia was vice president/ Finance. She joined Belo in May 1993.

(4)	Jim Moroney, age 47, has been publisher and chief executive officer of The Dallas Morning News since June 2001. He served as president of Belo Interactive, Inc. from its formation in May 1999 until June 2001 and as executive vice president of Belo from July 1998 through December 1999. Jim served as president of the Television Group from January 1997 until July 1998 and as executive vice president of the Television Group from January 1995 until January 1997. Jim joined Belo in November 1978.

(5)	Dennis Williamson, age 56, has been Chief Financial Officer of the Company since January 2004 and has been senior corporate vice president since November 2002. He served as senior vice president of the Television Group from January 2000 to November 2002. From February 1997 to January 2000, Dennis was president/ General Manager of KING-TV in Seattle, Washington and from 1988 to 1997 served as president/ General Manager of KGW-TV in Portland, Oregon. Dennis joined Belo in February 1997 in conjunction with the Company’s acquisition of The Providence Journal Company.

(6)	Guy Kerr, age 51, has been senior vice president/ Law and Government since July 2003 and has been secretary since June 2000. He served as senior vice president/ General Counsel from June 2000 until July 2003. From 1985 until June 2000, Guy was a partner in the law firm of Locke Liddell & Sapp LLP and its predecessors, in Dallas, Texas. In that capacity, Guy worked on most of Belo’s major corporate business transactions.

(7)	Marian Spitzberg, age 55, has been senior vice president/ Human Resources since February 2000. She served as vice president/ Deputy General Counsel from January 1997 until February 2000 and as secretary from July 1998 until February 2000. In addition, Marian served as vice president/ Assistant General Counsel from January 1995 until January 1997. Marian joined Belo in March 1992.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee

We, the Compensation Committee, are all independent directors. We determine the compensation of the chief executive officer and make recommendations to the Board as to the compensation of Belo’s other senior executives listed in the summary compensation table on page 31. We also administer Belo’s Executive Compensation Plan (ECP), implemented January 1, 1989, under which we make recommendations to Belo’s non-employee directors regarding salaries for Belo’s other senior executives. Under the ECP we also make the final determination regarding the senior executives’ bonuses and awards of stock options and other stock-based compensation. We determine compensation levels for ECP participants (other than the senior executives) in a manner similar to that for the senior executives, except as described below.

Executive Compensation Plan

The ECP’s key elements are an annual base salary, an annual performance bonus opportunity, and long-term incentive awards. Officers of Belo and its subsidiaries, including Belo’s chief executive officer and its other senior executives, are automatically eligible to participate in the ECP. We select additional ECP participants based on management’s recommendations regarding their ability to affect significantly Belo’s profitability.

The goals of the ECP are: (1) to establish a competitive compensation program to attract, retain, and motivate employees in those positions that most directly affect Belo’s overall performance, and (2) to encourage coordinated and sustained effort toward maximizing Belo’s value to its shareholders. Bonus payments to ECP participants other than the senior executives are principally dependent upon the achievement of Belo or subsidiary financial performance targets. In some cases, portions of the bonus are also dependent upon the financial performance of related Internet Web sites and other Belo subsidiaries in a geographic cluster.

Base salaries and performance bonus opportunities are established in late November or early December in respect of the following year. At the same time, long-term incentive awards (stock options or other stock-based awards) are granted as part of the following year’s compensation. SEC rules require compensation reporting on a calendar year basis. Consequently, the compensation presented in this report and in the summary compensation table on page 31 includes base salaries and performance bonus opportunities established in December 2002 with respect to 2003, and stock options granted in December 2003.

In determining compensation levels for ECP participants, we refer to comparative compensation data based on a survey of peer media companies for base salaries and performance bonus opportunities and a general compensation survey for long-term incentive awards. We believe an appropriate level for each element of a participant’s compensation is generally near the median indicated by this comparative compensation data. We believe that this median target, when adjusted according to individual performance and other factors applicable to certain elements of compensation, gives us the ability to attract and retain outstanding executives. The surveys we use are conducted by Towers Perrin, a nationally recognized compensation consultant. The companies included in both the general compensation survey and the peer media company survey vary somewhat from those included in the group of public peer companies indicated in the performance graph on page 36 because some companies included in the public peer group do not participate in the compensation survey and some companies that participate in the compensation survey are not public companies.

Base Salary. The 2003 base salaries of Jack Sander, Dunia Shive, Jim Moroney, and Guy Kerr were set at levels approximating the median target indicated by the peer media company survey, as adjusted to recognize varying levels of responsibility and individual performance.

Annual Performance Bonus Opportunity. Generally, each ECP participant has an opportunity to earn an annual bonus based primarily upon the financial performance of the participant’s organizational entity. With respect to participants other than the senior executives, the committee uses a percent of the base salary of each participant to establish his or her performance bonus opportunity range, based on survey comparisons. From 80 to 100% of a participant’s bonus is determined by the financial performance of his or her organizational entity. In the case of participants who are employees of subsidiaries located in the Texas, Southwest, Northwest, and Mid-Atlantic geographic clusters, 10% of their bonuses is based on the aggregate financial performance of those clusters and an additional 10% is based on the performance of the participant’s related Internet Web site.

We review minimum, target and maximum levels of financial performance for each organizational entity annually, based on business plans developed by Belo’s senior management, and we calculate actual bonus amounts payable to participants shortly after the end of each calendar year. If minimum performance levels are not achieved, participants earn no bonuses. Performance at the target level earns participants 100% of their target bonus amounts, and performance at the maximum level earns participants 200% of their target bonus amounts. If performance falls between the minimum level and the target level, participants receive a prorated amount below the target bonus amount. If performance falls between the target and maximum performance levels, participants receive 100% of their target bonus amounts, plus an additional pro rata amount reflecting performance in excess of the target level. We believe that linking bonus opportunity directly to financial performance, with an opportunity to earn 200% of target bonus amount if maximum performance is achieved, gives participants an incentive to achieve shareholder objectives.

As permitted by the ECP and in compliance with the performance-based compensation exemption under Section 162(m) of the Code, we established a specific annual performance target for each senior executive for 2003. The performance target was defined as a specific percentage of consolidated net income. We have the discretion to reduce (but not to increase) a senior executive’s bonus from the amount that would otherwise be payable under the target formula. For 2003, we reduced the bonus amounts payable to all senior executives under the formula to the amounts that would have been paid to the senior executives under the method described above for calculating bonuses for other participants in the ECP, except that we offset the reduction of Jim Moroney’s bonus by $75,000 to recognize his contributions to leadership at The Dallas Morning News. We authorized similar awards to several other ECP participants to acknowledge their leadership accomplishments.

Long-Term Incentive Awards. The long-term incentive component of the ECP, represented by stock option grants, is designed to encourage the retention of key executives, and the ultimate value of the long-term incentive awards is determined by the market price of Belo common stock. We generally strive to set long-term incentive levels for participants that place them near the median of the survey we use. In determining long-term incentive awards for participants, we consider the value of the awards, expressed as a multiple of the participant’s base salary. In addition, we may adjust the awards upwards or downwards, depending on the participant’s level of responsibility and his or her past and potential contribution toward Belo’s performance. For 2002 and 2003, we also adjusted the number of stock options awarded to each participant downward on a pro rata basis to insure that a sufficient number of authorized options remain for awards through the 2004 annual meeting. Shareholder approval is being sought in this proxy statement for an additional authorization of shares to be awarded under the ECP. See “Proposal Two: Approval of the Belo 2004 Executive Compensation Plan.”

A total of 520,000 options for Belo’s Series B shares were granted to the senior executives in 2003 under the stock plans. We established an exercise price for these options equal to the market price of Series A shares on the date of grant. (See the “Option/ SAR Grants in 2003” table on page 32.) We have never granted options at exercise prices other than the market price of Series A shares on the date of grant and have never adjusted exercise prices retroactively (except as called for by antidilution provisions of the options in connection with various stock dividends).

While the value realizable from exercisable stock options depends on the market price of Belo’s common stock at any particular point in time, each individual executive decides whether this value will be realized in any particular year. Accordingly, in analyzing annual compensation levels, we do not consider gains realized during any particular year by any of the senior executives as a result of individual decisions to exercise stock options or to sell restricted shares received in previous years. (See the “Aggregated Option/ SAR Exercises in 2003 and 2003 Year-End Option/ SAR Values” table on page 33 for the amounts realized by the senior executives from option exercises in 2003 and the estimated unrealized value of unexercised options held by them as of December 31, 2003.)

CEO Compensation

Robert Decherd is a participant in the ECP. Robert’s base salary for 2003 remained frozen at the 2002 level. We reduced Robert’s bonus payable under the performance target established for him to the amount Robert would have received if his bonus had been based on Belo’s consolidated financial performance under the method described above for calculating bonuses for ECP participants other than the senior executives. In December 2003, we awarded Robert stock options for 200,000 Series B shares. This amount was determined using the same methodology used in determining all stock option awards for 2003.

One Million Dollar Limit on the Deductibility of Executive Compensation

The Code places a $1 million annual limit on the tax deductibility of certain compensation paid to the chief executive officer and the other senior executives. Some compensation, including performance-based compensation meeting specified requirements, is exempt from the limit. Neither of Belo’s stock plans nor the proposed 2004 Plan prohibits Belo from granting awards that are not subject to the tax deduction limit established by Section 162(m) of the Code. We intend to grant awards that are not subject to the deduction limit to the extent that the structure of such awards is consistent with corporate performance objectives.

Respectfully submitted,

Compensation Committee

Judith L. Craven, M.D., M.P.H., Chair

France A Córdova, Ph.D.
Laurence E. Hirsch
Arturo Madrid, Ph.D.
Lloyd D. Ward

Summary Compensation Table

The following information summarizes annual and long-term compensation awarded to, earned by or paid to Belo’s chief executive officer and the four other most highly paid executive officers (the “senior executives”) for services in all capacities to Belo for the fiscal years ended December 31, 2003, 2002, and 2001.

						Long Term
						Compensation
						Awards

		Annual Compensation				Securities
						Underlying
					Other Annual	Options/	All Other
					Compensation	SARs	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		($)(1)	(#)	($)(2)

Robert W. Decherd	2003	$855,000	$45,800		—	200,000	$328,312
Chairman of the Board,	2002	$855,000	$1,282,500		—	200,000	$253,170
President and CEO	2001	$888,750	—		—	410,000	$252,180

John L. (Jack) Sander	2003	$600,000	$23,600		—	120,000	$442,326
President/Media Operations	2002	$532,000	$585,200		—	122,000	$337,872
	2001	$553,000	—		—	160,000	$355,025

Dunia A. Shive	2003	$440,000	$15,800		—	75,000	$303,927
Executive Vice President/	2002	$427,500	$384,800		—	76,000	$58,154
Media Operations	2001	$444,375	—		—	109,000	$56,954

James M. Moroney III	2003	$435,000	$94,700	(3)	—	75,000	$78,525
Publisher and CEO,	2002	$413,300	$69,500		—	76,000	$61,126
The Dallas Morning News	2001	$429,575	$11,200		—	104,000	$60,686

Guy H. Kerr	2003	$405,000	$10,900		—	50,000	$41,652
Senior Vice President/Law and	2002	$395,000	$296,300		—	53,000	$37,512
Government and Secretary	2001	$370,000	—		—	80,000	$36,133

(1)	The total value of executive perquisites and benefits did not exceed the lesser of (i) $50,000 or (ii) 10% of the total annual salary and bonuses for any senior executive.

(2)	Amounts in this column for 2003 comprise the following amounts contributed by Belo to (i) the Belo Savings Plan; and (ii) the SERP:

	Belo Savings Plan	SERP
	Contribution	Contribution
Name	($)	($)

Robert W. Decherd	$6,600	$321,712
John L. (Jack) Sander	$13,000	$429,326
Dunia A. Shive	$13,000	$290,927
James M. Moroney III	$6,600	$71,925
Guy H. Kerr	$6,600	$35,052

Beginning in 2000, the Belo Savings Plan contribution for Jack Sander and Dunia Shive includes an enhanced 401(k) benefit, which was elected by each in lieu of continuing participation in Belo’s pension plan.

The 2003 SERP contribution includes a one-time contribution amount related to a change in the formula used in determining the participant’s target retirement benefit. The special contribution amounts for the senior executives were $9,535 for Robert Decherd, $231,604 for Dunia Shive, and $8,018 for Jim Moroney.

(3)	The amount for 2003 for Jim Moroney includes a one-time special award of $75,000 to recognize his contributions to leadership at The Dallas Morning News.

Option/ SAR Grants in 2003

The stock options described below were awarded under the 2000 Plan. During 2003, all options granted were for Series B shares, and no stock appreciation rights were granted. The following table provides additional information regarding stock options granted during 2003 to the senior executives:

	Number of
	Securities	% of Total
	Underlying	Options/SARs	Exercise		Grant Date
	Options/SARs	Granted To	or Base		Present
	Granted	Employees In	Price	Expiration	Value
Name	(#)(1)	Fiscal Year	($/Sh)	Date	($)(2)

Robert W. Decherd	200,000	11.09%	$27.94	12/05/2013	$1,442,000
John L. (Jack) Sander	120,000	6.66%	$27.94	12/05/2013	$865,200
Dunia A. Shive	75,000	4.16%	$27.94	12/05/2013	$540,750
James M. Moroney III	75,000	4.16%	$27.94	12/05/2013	$540,750
Guy H. Kerr	50,000	2.77%	$27.94	12/05/2013	$360,500

(1)	All stock options shown above become exercisable in increments of 40% after one year and 30% after each of years two and three. Upon the occurrence of a change in control (as defined in the plan), all of the options become immediately exercisable, unless the Board of Directors has adopted resolutions making the acceleration provisions inoperative (or does so promptly following such occurrence).

(2)	These values are determined using the Black-Scholes option pricing model. The Black-Scholes option pricing model is one of the methods permitted by the SEC for estimating the present value of options. The Black-Scholes option pricing model is based on assumptions as to certain variables as described below, and is not intended to estimate, and has no direct correlation to, the value that an individual will actually realize upon exercise of stock options. The actual value of the stock options that a senior executive may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The values listed above were based on the following assumptions: volatility (measured as the annualized standard deviation of the sample, generally determined over the estimated life of the option) — .310; risk free rate of return — 3.31%; dividend yield — 1.36%; time of exercise — 4 years. The estimates indicated above do not include any adjustments for risk of forfeiture.

Aggregated Option/ SAR Exercises in 2003 and 2003 Year-End Option/ SAR Values

The following table shows information concerning the exercise of stock options during 2003 by the senior executives and the estimated value of unexercised options held by these individuals at year-end:

			Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs	Options/SARs
			At FY-End	At FY-End
			(#)(1)	($)(2)
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise (#)	Realized ($)	Unexercisable	Unexercisable

Robert W. Decherd	—	—	1,886,950 /	$17,570,959 /
			449,000	$2,213,682
John L. (Jack) Sander	—	—	589,800 /	$5,566,530 /
			241,200	$1,044,180
Dunia A. Shive	—	—	399,580 /	$3,917,528 /
			153,300	$679,842
James M. Moroney III	—	—	478,100 /	$4,444,742 /
			151,800	$664,152
Guy H. Kerr	—	—	207,200 /	$2,203,685 /
			105,800	$485,690

(1)	Of the exercisable options, all of the shares underlying the options are for Series B shares with the exception of 6,180 options held by Dunia Shive for which the underlying shares are Series A shares. All of the unexercisable options presented are options for Series B shares.

(2)	Based on the closing price of $28.34 of Belo Series A shares on the New York Stock Exchange on December 31, 2003, less the exercise price of the options.

Equity Compensation Plan Information

The following table provides information regarding Series A and Series B common stock authorized for issuance under Belo’s equity compensation plans as of December 31, 2003:

(c)
Number of Securities
	(a)		(b)		Remaining Available for
	Number of Securities to		Weighted-Average		Future Issuance Under
	be Issued Upon Exercise		Exercise Price of		Equity Compensation Plans
	of Outstanding Options,		Outstanding Options,		(excluding securities
	Warrants and Rights		Warrants and Rights		reflected in column (a))(1)

Plan Category	Series A	Series B	Series A	Series B	Series A or Series B

Equity Compensation Plans Approved by Shareholders	271,928	16,337,802	$13.90	$20.26	780,635
Equity Compensation Plans Not Approved by Shareholders(2)	—	—	—	—	—
Total	271,928	16,337,802	$13.90	$20.26	780,635

(1)	Belo’s equity compensation plans allow the Compensation Committee to designate either Series A or Series B common stock at the time of grant.

(2)	All of Belo’s equity compensation plans (including individual compensation arrangements) under which Series A or Series B common stock is authorized for issuance were approved by its shareholders.

Retirement Benefits

Pension Plan. Until July 1, 2000, we maintained a non-contributory pension plan which was available to substantially all of our employees who had completed one year of service and had reached 21 years of age as of June 30, 2000. We amended this pension plan effective July 1, 2000. As a result, individuals who were participants or eligible to become participants prior to July 1, 2000, were offered an election to either (1) remain eligible to participate in and accrue benefits under the pension plan, or (2) cease accruing benefits under the pension plan effective June 30, 2000. Those employees who elected to cease accruing benefits under the pension plan became eligible for enhanced benefits under the Belo Savings Plan. Following the effective date of the amendment to the pension plan, as a general matter, no employee first hired on or after July 1, 2000 is eligible to participate in the pension plan, and no former employee who is rehired on or after July 1, 2000 will accrue additional benefits under the pension plan.

The following table reflects the expected annual benefits, computed on a 10-year certain and life annuity basis, payable under the pension plan to a fully vested senior executive upon retirement at age 65 after the credited years of service and at the annual remuneration levels set forth in the table.

Average Annual
Compensation	Years of Service(1)
During
Final Five Years	10	15	20	25	30	35	40

$150,000	$20,130	$30,195	$40,260	$50,325	$60,390	$70,455	$78,705
$250,000	$28,105	$42,158	$56,210	$70,263	$84,315	$98,368	$109,643
$350,000	$28,105	$42,158	$56,210	$70,263	$84,315	$98,368	$109,643
$450,000	$28,105	$42,158	$56,210	$70,263	$84,315	$98,368	$109,643
$550,000	$28,105	$42,158	$56,210	$70,263	$84,315	$98,368	$109,643
$650,000	$28,105	$42,158	$56,210	$70,263	$84,315	$98,368	$109,643
$750,000	$28,105	$42,158	$56,210	$70,263	$84,315	$98,368	$109,643
$850,000 or above	$28,105	$42,158	$56,210	$70,263	$84,315	$98,368	$109,643

(1)	Benefits listed in the table above are not subject to reduction for Social Security amounts. The table reflects all of the limits on accrued benefits and annual compensation to be taken into account in determining pension benefits, which limits are imposed by Sections 415 and 401(a)(17) of the Code. The limits for 2003 on benefits and compensation were $160,000 and $200,000, respectively.

Our pension plan provides for the payment of a monthly retirement benefit based on credited years of service and the average of five consecutive years of highest annual compensation out of the ten most recent calendar years of employment. Compensation covered under the pension plan includes regular pay plus overtime, bonuses, commissions, and any contribution made by us on behalf of an employee pursuant to a deferral election under any benefit plan containing a cash or deferred arrangement. Covered compensation excludes certain non-cash earnings and Belo matching contributions to the Belo Savings Plan. A participant’s interest in the pension plan ordinarily becomes fully vested upon completion of five years of credited service, or upon attainment of age 62, whichever first occurs. Retirement benefits under the pension plan are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement, which may occur at age 62 (or age 55 with five years of service). However, as a result of the plan amendment described above, any participant employed by Belo on July 1, 2000 is fully vested without regard to years of service or the age of the participant. The pension plan also provides for the payment of death benefits. As of December 31, 2003, the named senior executives have credited years of service under the pension plan as follows: Robert Decherd — 30 years; Jack Sander — 3 years; Dunia Shive — 7 years; Jim Moroney — 25 years; and Guy Kerr — 3 years. The covered compensation of these persons under the pension plan is substantially the same as the annual compensation indicated in the summary compensation table on page 31, except that such covered compensation was capped at $200,000 for all participants in 2003.

Upon the occurrence of certain events, (1) the benefits of all active participants in the pension plan become fully vested and nonforfeitable and (2) the excess of pension plan assets over the present value of accrued benefits, if any, are applied to provide active participants with an additional vested benefit equivalent to the benefit such participants should have received under Department of Labor regulations, as in effect prior to July 1, 1996, if the pension plan had then terminated. The events giving rise to (1) and (2) above are generally identical to those giving rise to a “change in control,” as defined in the 2000 Plan. A “change in control” is generally defined in both the 1995 Plan and the 2000 Plan (unless the Board stipulates to the contrary for purposes of the applicable plan) as the commencement of a tender offer or exchange offer, a change in control (which is deemed to occur when any group, entity, or other person that theretofore beneficially owned less than 30% of the total number of outstanding shares of common stock acquires shares, which acquisition results in such group, entity, or person having more than 30% beneficial ownership), approval or consummation of certain mergers, sales, exchanges, or dispositions of Belo’s assets, or certain changes in the composition of Belo’s Board during any period of two consecutive years.

Supplemental Executive Retirement Plan. The SERP was adopted by the Compensation Committee in December 1992 for key executives selected by the Compensation Committee, including the senior executives named in the summary compensation table above. The purpose of the SERP is to help offset the Code limits on our qualified retirement plans. However, because the SERP is a defined contribution plan, the actual benefit to be received by any participant will depend on the participant’s account balance at the time of retirement. Initially, the specific objective of the SERP was to provide a benefit at age 65 that, when combined with the benefit under our pension plan, is 60% of final average pay (the average of the total salary and target bonus during the last five completed calendar years of employment) for a target group of executives, which includes Robert Decherd, Jack Sander, Dunia Shive, and Jim Moroney. Effective January 1, 2000, the SERP was amended to restore benefits to additional participants selected by the Compensation Committee, limited by the annual compensation cap for determining pension benefits imposed by the Code. The SERP was amended again at the December 2003 meeting of the Compensation Committee such that all SERP participants (other than Jack Sander) became subject to the pension-based restoration formula for determining targeted supplemental retirement benefits. A one-time contribution was made to the SERP trust for participants whose target benefit decreased because of the new restoration formula. (See footnote (2) to the summary compensation table on page 31 for information with regard to these make-up contribution amounts.) The payment of benefits under the SERP will be subject to the same terms and conditions described above for the payment of benefits under our pension plan. (See the description of our pension plan beginning on page 34. See also footnote (2) to the summary compensation table on page 31 above for the amounts contributed to the SERP by Belo on behalf of the named senior executives for 2003.) We have established a trust to hold the contributions to the SERP, which contributions are subject to the claims of creditors. As a result of the establishment of the trust, benefits payable under the SERP will be protected in the event of a change in control of Belo.

Certain Relationships

The Company is not aware of any related party transactions that would require disclosure.

STOCK PERFORMANCE

The following graph compares (1) the annual cumulative shareholder return on an investment of $100 on December 31, 1998 in Belo’s Series A common stock, based on the market price of the Series A common stock and assuming reinvestment of dividends, with (2) the cumulative total return of a similar investment in companies on the Standard & Poor’s 500 Stock Index and in a group of peer companies selected on a line-of-business basis and weighted for market capitalization. In 2003, our peer group included the following companies: Dow Jones & Company, Inc.; Gannett Co., Inc.; Granite Broadcasting Corporation; Hearst-Argyle Television, Inc.; Knight-Ridder, Inc.; Lee Enterprises, Inc.; McClatchy Newspapers, Inc.; Media General, Inc.; The New York Times Company; Pulitzer Publishing Company; The E.W. Scripps Company; Tribune Company; The Washington Post Company; and Young Broadcasting Corporation. Belo is not included in the calculation of peer group cumulative total shareholder return on investment.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Belo	100	97	83	99	114	153
Peer Group	100	129	111	114	126	150
S&P 500	100	121	110	97	76	97

ANNUAL REPORT AND ADDITIONAL MATERIALS

Our 2003 annual report to shareholders is being distributed with this proxy statement. Copies of our annual report on Form 10-K for the fiscal year ended December 31, 2003 (including exhibits, financial statements, and the schedules thereto) may be obtained without charge upon written or oral request to Belo Corp., Attention: Guy H. Kerr, Secretary, P.O. Box 655237, Dallas, Texas 75265-5237, (214) 977-6606. Our annual report on Form 10-K is also available free of charge on www.belo.com, along with our quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to all these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC.

SHAREHOLDER PROPOSALS FOR 2005 MEETING

In order to propose business for consideration or nominate persons for election to the Board, a shareholder must comply with the advance notice provisions of our bylaws. The bylaws provide that any such proposals or nominations must be submitted to us between February 10, 2005 and March 12, 2005 in order to be considered at the 2005 annual meeting, and must satisfy the other requirements in our bylaws regarding such proposals or nominations. These bylaw provisions apply whether or not the proposal or nomination is intended to be included in the proxy materials for the 2005 annual meeting. If the shareholder does not also comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal or nomination made by a shareholder. A shareholder who is interested in submitting a proposal for inclusion in our proxy materials for the 2005 annual meeting may do so by submitting the proposal to us by no later than December 6, 2004 and following the procedures described in SEC Rule 14a-8, in addition to providing the information required in the advance notice provisions of our bylaws.

Copies of the bylaws and SEC Rules 14a-4 and 14a-8 may be obtained by contacting Belo’s Secretary at P.O. Box 655237, Dallas, Texas 75265-5237, or by telephone at (214) 977-6606.

GENERAL

At the date of this proxy statement, we do not know of any matters to be presented for action at the annual meeting other than those described in this proxy statement. If any other matters should come before the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors

GUY H. KERR
Secretary

Dated: April 5, 2004

APPENDIX A

BELO

2004 EXECUTIVE COMPENSATION PLAN

      Belo Corp., a Delaware corporation (“Belo”), establishes the Belo 2004 Executive Compensation Plan (the “Plan”), effective as of January 1, 2004, subject to shareholder approval.

1.	Purpose. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees, and to provide them incentives to put forth maximum efforts for the success of Belo’s business, in order to serve the best interests of Belo and its shareholders.

2.	Term. The Plan will expire on the tenth anniversary of the date on which it is approved by the shareholders of Belo. No further Awards will be made under the Plan on or after such tenth anniversary.

3.	Definitions. The following terms, when used in the Plan with initial capital letters, will have the following meanings:

(a)	Appreciation Right means a right granted pursuant to Section 7.

(b)	Award means the award of an Executive Compensation Plan Bonus; the grant of Appreciation Rights, Stock Options, Performance Shares or Performance Units; or the grant or sale of Deferred Shares or Restricted Shares.

(c)	Board means the Board of Directors of Belo.

(d)	Change in Control means the first to occur of the events described in (i) through (iv) below, unless the Board has adopted a resolution prior to or promptly following the occurrence of any such event stipulating, conditionally, temporarily or otherwise, that any such event will not result in a change in control of Belo for purposes of the Plan:

(i)	the commencement of, or first public announcement of the intention of any entity, person or group (within the meaning of Section 3(b) of, and Rule 13d-5(b) promulgated under, the Securities Exchange Act of 1934, as amended, respectively) to commence, a tender offer or exchange offer (other than an offer by Belo or any Subsidiary) for all, or any part of, the Common Stock;

(ii)	the public announcement by Belo or by any group (as defined in clause (i) above), entity or person (other than Belo, any Subsidiary, or any savings, pension or other benefit plan for the benefit of employees of Belo or any Subsidiary) which, through a transaction or series of transactions has acquired, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 30% of the total number of shares of Common Stock, that such group, entity or person has become such a beneficial owner;

(iii)	the approval by Belo’s shareholders (or, if such approval is not required, the consummation) of a merger in which Belo does not survive as an independent publicly owned corporation, a consolidation, or a sale, exchange, or other disposition of all or substantially all of Belo’s assets; or

(iv)	a change in the composition of the Board during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Belo’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(e)	Code means the Internal Revenue Code of 1986, as in effect from time to time.

(f)	Committee means the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Section 17, the Board.

(g)	Common Stock means the Series A Common Stock, par value $1.67 per share, and the Series B Common Stock, par value $1.67 per share, of Belo or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 14. Shares of Common Stock issued or transferred pursuant to the Plan will be shares of Series A Common Stock or Series B Common Stock, as determined by the Committee in its discretion. Notwithstanding the foregoing, the Committee will not authorize the issuance or transfer of Series B Common Stock if the Committee determines that such issuance or transfer would cause the Series A Common Stock to be excluded from trading in the principal market in which the Common Stock is then traded.

(h)	Date of Grant means (i) with respect to Participants, the date specified by the Committee on which an Award will become effective and (ii) with respect to Directors, the date specified in Section 12.

(i)	Deferral Period means the period of time during which Deferred Shares are subject to deferral limitations under Section 9.

(j)	Deferred Shares means an award pursuant to Section 9 of the right to receive shares of Common Stock at the end of a specified Deferral Period.

(k)	Director means a member of the Board who is not a regular full-time employee of Belo or any Subsidiary.

(l)	Evidence of Award means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of Belo and need not be signed by a representative of Belo or a Participant or Director.

(m)	Executive Compensation Plan Bonus means an award of annual incentive compensation made pursuant to and subject to the conditions set forth in Section 11.

(n)	Grant Price means the price per share of Common Stock at which an Appreciation Right not granted in tandem with a Stock Option is granted.

(o)	Management Objectives means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award. Management Objectives may be described in terms of company-wide objectives (i.e., the performance of Belo and all of its Subsidiaries) or in terms of objectives that are related to the performance of the individual Participant or of the division, Subsidiary, department, region or function within Belo or a Subsidiary in which the Participant receiving the Award is employed or on which the Participant’s efforts have the most influence. The achievement of the Management Objectives established by the Committee for any Performance Period will be determined without regard to the effect on such Management Objectives of any acquisition or disposition by Belo of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity.

The Management Objectives applicable to any Award to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) will be limited to specified levels of, growth in, or performance relative to peer company performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items):

(i)	earnings per share;

(ii)	earnings before interest, taxes, depreciation and amortization (EBITDA);

(iii)	net income;

(iv)	net operating profit;

(v)	revenue;

(vi)	operating margins;

(vii)	share price;

(viii)	total shareholder return (measured as the total of the appreciation of and dividends declared on the Common Stock);

(ix)	return on invested capital;

(x)	return on shareholder equity;

(xi)	return on assets;

(xii)	working capital targets;

(xiii)	reduction in fixed costs;

(xiv)	debt reduction; and

(xv)	industry specific measures of audience or revenue share.

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of Belo (other than an acquisition or disposition described in the first paragraph of this Section 3(o)), or the manner in which Belo conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a Performance Period as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement.

(p)	Market Value per Share means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

(q)	Option Price means the purchase price per share payable on exercise of a Stock Option.

(r)	Participant means a person who is selected by the Committee to receive benefits under the Plan and who is at that time an executive officer or other key employee of Belo or any Subsidiary.

(s)	Performance Share means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 10.

(t)	Performance Period means, with respect to an Award, a period of time within which the Management Objectives relating to such Award are to be measured. The Performance Period for an Executive Compensation Plan Bonus will be a period of 12 months, and, unless otherwise expressly provided in the Plan, the Performance Period for all other Awards will be established by the Committee at the time of the Award.

(u)	Performance Unit means a unit equivalent to $100 (or such other value as the Committee determines) granted pursuant to Section 10.

(v)	Restricted Shares means shares of Common Stock granted or sold pursuant to Section 8 as to which neither the ownership restrictions nor the restrictions on transfer have expired.

(w)	Rule 16b-3 means Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended (or any successor rule to the same effect), as in effect from time to time.

(x)	Spread means the excess of the Market Value per Share on the date an Appreciation Right is exercised over (i) the Option Price provided for in the Stock Option granted in tandem with the Appreciation Right or (ii) if there is no tandem Stock Option, the Grant Price provided for in the Appreciation

Right, in either case multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

(y)	Stock Option means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 6.

(z)	Subsidiary means (i) any corporation of which at least 50% of the total combined voting power of all outstanding shares of stock is owned directly or indirectly by Belo, (ii) any partnership of which at least 50% of the profits interest or capital interest is owned directly or indirectly by Belo and (iii) any other entity of which at least 50% of the total equity interest is owned directly or indirectly by Belo.

4.	Shares Available Under Plan. The number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Appreciation Rights or Stock Options, (ii) as Restricted Shares and released from all restrictions, (iii) as Deferred Shares, (iv) in payment of Performance Shares, Performance Units or Executive Compensation Plan Bonuses will not exceed in the aggregate 10 million shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. The number of shares of Common Stock available under this Section 4 will be subject to adjustment as provided in Section 14 and will be further adjusted to include shares that (i) relate to Awards that expire or are forfeited or (ii) are transferred, surrendered or relinquished to or withheld by Belo in satisfaction of any Option Price or in satisfaction of any tax withholding amount. Upon payment in cash of the benefit provided by any Award, any shares that were covered by that Award will again be available for issue or transfer under the Plan.

5.	Limitations on Awards. Awards under the Plan will be subject to the following limitations:

(a)	No more than an aggregate of 5 million shares of Common Stock, subject to adjustment as provided in Section 4, will be issued or transferred as Deferred Shares and Restricted Shares (excluding the award of any Deferred Shares or Restricted Shares to Directors pursuant to Section 12).

(b)	No more than 10 million shares of Common Stock, subject to adjustment only as provided in Section 14, will be issued pursuant to Stock Options that are intended to qualify as incentive stock options under Section 422 of the Code.

(c)	The maximum aggregate number of shares of Common Stock that may be subject to Stock Options, Appreciation Rights, Deferred Shares, Performance Shares or Restricted Shares granted or sold to a Participant during any calendar year will not exceed 1 million shares, subject to adjustment only as provided in Section 14. The foregoing limitation will apply without regard to whether the applicable Award is settled in cash or in shares of Common Stock.

(d)	The maximum aggregate cash value of payments to any Participant for any Performance Period pursuant to an award of Performance Units will not exceed $3 million.

(e)	The payment of an Executive Compensation Plan Bonus to any Participant will not exceed $5 million.

6.	Stock Options. The Committee may from time to time authorize grants to any Participant and, subject to Section 12, to any Director of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with this Section 6. Each grant of Stock Options may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will specify the number of shares of Common Stock to which it relates.

(b)	Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

(c)	Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to Belo, (ii) by the actual or constructive transfer to Belo of shares of Common Stock owned by the Participant or Director for at least six months (or, with the consent of the Committee, for less than six months) having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing Belo to withhold a number of shares of Common Stock otherwise issuable to the Participant or Director having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that Belo is prohibited from purchasing or acquiring such shares of Common Stock.

(d)	To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

(e)	Successive grants may be made to the same Participant or Director whether or not any Stock Options or other Awards previously granted to such Participant or Director remain unexercised or outstanding.

(f)	Each grant will specify the required period or periods of continuous service by the Participant or Director with Belo or any Subsidiary that are necessary before the Stock Options or installments thereof will become exercisable.

(g)	Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Stock Options.

(h)	Any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control or other similar transaction or event.

(i)	Stock Options may be (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

(j)	On or after the Date of Grant, the Committee may provide for the payment to the Participant or Director of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

(k)	No Stock Option will be exercisable more than ten years from the Date of Grant.

(l)	The Committee will have the right to substitute Appreciation Rights for outstanding Options granted to one or more Participants or Directors, provided the terms and the economic benefit of the substituted Appreciation Rights are at least equivalent to the terms and economic benefit of such Options, as determined by the Committee in its discretion.

(m)	Any grant may provide for the effect on the Stock Options or any shares of Common Stock issued, or other payment made, with respect to the Stock Options of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of Belo or any Subsidiary.

(n)	Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.

7.	Appreciation Rights. The Committee may also from time to time authorize grants to any Participant and, subject to Section 12, to any Director of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Section 7. Appreciation Rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options. An Appreciation Right will be a right of the Participant or Director to receive from Belo upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with a Stock Option may be exercised only by surrender of the related Stock Option. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will state whether it is made in tandem with Stock Options and, if not made in tandem with any Stock Options, will specify the number of shares of Common Stock in respect of which it is made.

(b)	Each grant made in tandem with Stock Options will specify the Option Price and each grant not made in tandem with Stock Options will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

(c)	Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Market Value per Share equal to the Spread or (iii) in a combination thereof, as determined by the Committee in its discretion.

(d)	Any grant may specify that the amount payable to the Participant or Director on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee at the Date of Grant (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise).

(e)	Successive grants may be made to the same Participant or Director whether or not any Appreciation Rights or other Awards previously granted to such Participant or Director remain unexercised or outstanding.

(f)	Each grant will specify the required period or periods of continuous service by the Participant or Director with Belo or any Subsidiary that are necessary before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Rights may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Options are also exercisable.

(g)	Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Appreciation Rights.

(h)	Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other similar transaction or event.

(i)	On or after the Date of Grant, the Committee may provide for the payment to the Participant or Director of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

(j)	No Appreciation Right will be exercisable more than ten years from the Date of Grant.

(k)	Any grant may provide for the effect on the Appreciation Rights or any shares of Common Stock issued, or other payment made, with respect to the Appreciation Rights of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of Belo or any Subsidiary.

(l)	Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.

8.	Restricted Shares. The Committee may also from time to time authorize grants or sales to any Participant and, subject to Section 12, to any Director of Restricted Shares upon such terms and conditions as it may determine in accordance with this Section 8. Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant or Director in consideration of the performance of services, entitling such Participant or Director to voting and other ownership rights, but subject to the restrictions set forth in this Section 8. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant or sale may be made without additional consideration or in consideration of a payment by the Participant or Director that is less than the Market Value per Share at the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law.

(b)	Each grant or sale may limit the Participant’s or Director’s dividend rights during the period in which the shares of Restricted Shares are subject to any such restrictions.

(c)	Each grant or sale will provide that the Restricted Shares will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including without limitation a restriction that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service under such section.

(d)	Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the restrictions applicable to the shares.

(e)	Any grant or sale may provide for the early termination of any such restrictions in the event of a Change in Control or other similar transaction or event.

(f)	Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include without limitation rights of repurchase or first refusal in favor of Belo or provisions subjecting the Restricted Shares to continuing restrictions in the hands of any transferee).

(g)	Any grant or sale may provide for the effect on the Restricted Shares or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Shares of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of Belo or any Subsidiary.

(h)	Each grant or sale will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.

9.	Deferred Shares. The Committee may also from time to time authorize grants or sales to any Participant and, subject to Section 12, to any Director of Deferred Shares upon such terms and conditions as it may determine in accordance with this Section 9. Each grant or sale will constitute the agreement by Belo to issue or transfer shares of Common Stock to the Participant or Director in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant or sale may be made without additional consideration from the Participant or Director or in consideration of a payment by the Participant or Director that is less than the Market Value per Share on the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law.

(b)	Each grant or sale will provide that the Deferred Shares will be subject to a Deferral Period, which will be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control or other similar transaction or event.

(c)	During the Deferral Period, the Participant or Director will not have any right to transfer any rights under the Deferred Shares, will not have any rights of ownership in the Deferred Shares and will not have any right to vote the Deferred Shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or Common Stock on a current, deferred or contingent basis.

(d)	Any grant or sale may provide for the effect on the Deferred Shares or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Deferred Shares of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of Belo or any Subsidiary.

(e)	Each grant or sale will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.

10.	Performance Shares and Performance Units. The Committee may also from time to time authorize grants to any Participant and, subject to Section 12, to any Director of Performance Shares and Performance Units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with this Section 10. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will specify the number of Performance Shares or Performance Units to which it relates.

(b)	The Performance Period with respect to each Performance Share and Performance Unit will be determined by the Committee at the time of grant.

(c)	Each grant will specify the Management Objectives that, if achieved, will result in the payment of the Performance Shares or Performance Units.

(d)	Each grant will specify the time and manner of payment of Performance Shares or Performance Units which have become payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Shares or Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

(e)	Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect to the Performance Units may not exceed maximums specified by the Committee on the Date of Grant.

(f)	On or after the Date of Grant, the Committee may provide for the payment to the Participant or Director of dividend equivalents on Performance Shares in cash or Common Stock on a current, deferred or contingent basis.

(g)	Any grant may provide for the effect on the Performance Shares or Performance Units or any shares of Common Stock issued, or other payment made, with respect to the Performance Shares or Performance Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of Belo or any Subsidiary.

(h)	Each grant will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the payment of the Performance Shares or Performance Units in the event of a Change in Control or other similar transaction or event and provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.

11.	Executive Compensation Plan Bonuses. The Committee may from time to time authorize payment of annual incentive compensation in the form of an Executive Compensation Plan Bonus to a Participant, which will become payable upon achievement of specified Management Objectives. Executive Compensation Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)	The Committee will specify the Management Objectives that, if achieved, will result in the payment of the Executive Compensation Plan Bonus.

(b)	The Committee will specify the time and manner of payment of an Executive Compensation Plan Bonus which becomes payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Executive

Compensation Plan Bonus which has become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

(c)	If a Change in Control occurs during a Performance Period, the Executive Compensation Plan Bonus payable to each Participant for the Performance Period will be determined at the target level of achievement of the Management Objectives, without regard to actual performance, or, if greater, at the actual level of achievement at the time of the Change in Control, in both instances without proration for less than a full Performance Period. The Executive Compensation Bonus will be paid at such time following the Change in Control as the Committee determines in its discretion, but in no event later than 30 days after the date of an event described in Section 3(d)(iii) which results in a Change in Control.

(d)	Each grant may be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment by reason of retirement, death, disability or otherwise.

12. Awards for Directors.

(a)	On the date of each annual meeting of Belo shareholders, each Director will be granted (i) an Award that has a fair market value (as hereinafter determined) on the Date of Grant equal to 50% of the Director’s annual compensation from Belo and (ii) an Award that has a fair market value on the Date of Grant equal to all or any portion of the Director’s remaining annual compensation from Belo that the Director elects in writing prior to the date of the annual meeting. The form of the Award will be determined by the Committee in its discretion; provided, however, that unless the Committee determines otherwise, Awards made to Directors will be in the form of Stock Options. For purposes of this Section 12, the date of an annual meeting of shareholders of Belo is the date on which the meeting is convened or, if later, the date of the last adjournment thereof.

(b)	An Award granted to a Director pursuant to this Section 12 will constitute payment of all or a portion of the Director’s annual compensation for services to be performed by the Director for the 12-month period beginning on the date of the annual meeting of shareholders on which the Award is granted. If, however, a Director is elected to the Board as of a date other than the date of an annual meeting of Belo shareholders, (i) the Director’s annual compensation will be prorated based on the number of days remaining in the year in which the Director is elected to the Board (for this purpose the year will begin on the date of the annual meeting of shareholders immediately preceding the date of the Director’s election to the Board) and (ii) 50% of the Director’s prorated annual compensation will be paid in the form of an Award valued on the date of the Director’s election to the Board, subject to the Director’s election to receive up to 100% of his or her prorated annual compensation in the form of an Award valued on such date. Any portion of a Director’s compensation from Belo that is not paid to the Director in the form of an Award will be paid in cash on the date of the annual meeting of shareholders or the date of the Director’s election to the Board, as applicable.

(c)	For purposes of this Section 12:

(i)	the fair market value of a Stock Option or an Appreciation Right awarded to a Director will be determined by the Committee using the Black-Scholes Option Pricing Model; a generally accepted binomial pricing model that takes into account as of the Date of Grant (A) the Option Price or Grant Price, as applicable, (B) the expected term of the Stock Option or Appreciation Right, (C) the Market Value per Share of the Common Stock on the Date of Grant, (D) the volatility of the Common Stock, (E) the expected dividends on the Common Stock and (F) the risk-free interest rate for the expected term of the Stock Option or Appreciation Right; or any other pricing model used by Belo to value Stock Options for financial reporting purposes;

(ii)	the fair market value of a Deferred Share, a Restricted Share or a Performance Share awarded to a Director will be equal to the Market Value per Share of the Common Stock on the Date of Grant without regard to any restrictions, limitations or conditions with respect to such Award; and

(iii)	the fair market value of a Performance Unit awarded to a Director will be its stated value.

13.	Transferability. Unless the Committee determines otherwise on or after the Date of Grant, (i) no Award will be transferable by a Participant or Director other than by will or the laws of descent and distribution, and (ii) no Stock Option or Appreciation Right granted to a Participant or Director will be exercisable during the Participant’s or Director’s lifetime by any person other than the Participant or Director, or such person’s guardian or legal representative.

14.	Adjustments. The Committee may make or provide for such adjustments in (i) the maximum number of shares of Common Stock specified in Sections 4 and 5, (ii) the number of shares of Common Stock covered by outstanding Stock Options, Appreciation Rights, Deferred Shares and Performance Shares granted under the Plan, (iii) the Option Price or Grant Price applicable to any Stock Options and Appreciation Rights, and (iv) the kind of shares covered by any such Awards (including shares of another issuer), as the Committee in its discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants and Directors that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Belo, or (y) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the Evidence of Award under the Plan that the holder of the Award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award.

15.	Fractional Shares. Belo will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

16.	Withholding Taxes. To the extent that Belo is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to Belo for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to Belo for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of Belo satisfied with shares of Common Stock that would otherwise be transferred to the Participant or such other person in payment of the Participant’s Award. However, without the consent of the Committee, shares of Common Stock will not be withheld in excess of the minimum number of shares required to satisfy Belo’s withholding obligation.

17.	Administration of the Plan.

(a)	Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the Committee, which at all times will consist of two or more Directors appointed by the Board, all of whom (i) will meet all applicable independence requirements of the New York Stock Exchange or the principal national securities exchange on which the Common Stock is traded and (ii) will qualify as “non-employee directors” as defined in Rule 16b-3 and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

(b)	The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing an Award. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

18.	Amendments and Other Matters.

(a)	The Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the shareholders of Belo if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or the principal national securities exchange on which the Common Stock is traded), Rule 16b-3 or Section 162(m) of the Code.

(b)	Neither the Committee nor the Board will authorize the amendment of any outstanding Stock Option to reduce the Option Price without the further approval of the shareholders of Belo. Furthermore, no Stock Option will be cancelled and replaced with Stock Options having a lower Option Price without further approval of the shareholders of Belo. This Section 18(b) is intended to prohibit the repricing of “underwater” Stock Options and will not be construed to prohibit the adjustments provided for in Section 14.

(c)	The Committee may also permit Participants and Directors to elect to defer the issuance of Common Stock or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(d)	The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Award.

(e)	The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with Belo or any Subsidiary, nor will it interfere in any way with any right Belo or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(f)	If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.

19.	Governing Law. The Plan, all Awards and all actions taken under the Plan and the Awards will be governed in all respects in accordance with the laws of the State of Delaware, including without limitation, the Delaware statute of limitations, but without giving effect to the principles of conflicts of laws of such State.

APPENDIX B

AUDIT COMMITTEE CHARTER

        1.            Members. The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of independent directors of the Board, and shall designate one member as chairperson. For purposes hereof, the term “independent” shall mean a director who meets the New York Stock Exchange (“NYSE”) standards of “independence” for directors and audit committee members, as determined by the Board. The criteria used by the Board in assessing “independence” are included in the Company’s Corporate Governance Guidelines, as adopted by the Board and as amended from time to time. Each member of the Company’s Audit Committee must be financially literate, as determined in the Board’s judgment, and at least one member of the Audit Committee shall be an “audit committee financial expert,” as defined in rules promulgated by the Securities and Exchange Commission (“SEC”).

        2.            Purposes, Duties, and Responsibilities.

        The purposes of the Audit Committee shall be to:

•	assist the Board in discharging its oversight responsibility relating to: (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (ii) the surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements; (iii) the outside auditing firm’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company’s outside auditing firm; and

•	prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

        Among its specific duties and responsibilities, the Audit Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NYSE or other regulatory authority:

(i) Appoint, and retain or terminate, when appropriate, the outside auditing firm, which firm shall report directly to the Audit Committee. In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the outside auditing firm.

(ii) Obtain and review, at least annually, a report by the outside auditing firm describing: the outside auditing firm’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

(iii) Approve in advance all audit engagement fees and terms of all audit services to be provided by the outside auditing firm. (By approving the audit engagement, the audit service shall be deemed to have been pre-approved.)

(iv) Establish policies and procedures for the engagement of the outside auditing firm to provide audit and permissible non-audit services, which shall include pre-approval of all audit and permissible non-audit services to be provided by the outside auditing firm.

(v) Consider, at least annually, the independence of the outside auditing firm, including whether the outside auditing firm’s performance of permissible non-audit services is compatible with the auditor’s independence, and obtain and review a report by the outside auditing firm describing any relationships between the outside auditing firm and the Company or any other relationships that may adversely affect the independence of the auditor.

(vi) Review and discuss with the outside auditing firm: (a) the scope of the audit, the results of the annual audit examination by the auditor, and any difficulties the auditor encountered in the course of their audit work (including any restrictions on the scope of the outside auditing

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firm’s activities or on access to requested information, and any significant disagreements with management) and management’s response; and (b) any reports of the outside auditing firm with respect to interim periods.

(vii) Review and discuss with management and the outside auditing firm the annual audited and quarterly financial statements of the Company, including: (a) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including critical accounting policies identified to the Committee by management and the outside auditing firm; and (c) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations.

(viii) Recommend to the Board based on the review and discussion described in paragraphs (v)-(vii) above, whether the financial statements should be included in the Annual Report on Form 10-K.

(ix) Receive reports from management and the outside auditing firm regarding, and review and discuss the adequacy and effectiveness of, the Company’s internal controls, and review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program.

(x) Receive reports from management regarding, and review and discuss the adequacy and effectiveness of, the Company’s disclosure controls and procedures.

(xi) Review and discuss generally the types of information to be disclosed and the type of presentation to be made in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

(xii) Review and discuss the Company’s policies with respect to risk assessment and risk management.

(xiii) Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters. Obtain and review, at least annually, a report on any such complaints and any reported violations of the Company’s Code of Business Conduct and Ethics.

(xiv) Establish policies for the hiring of employees and former employees of the outside auditing firm.

(xv) Evaluate annually the performance of the Audit Committee and the appropriateness of the Audit Committee charter.

        3.            Outside Advisors. The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its functions and shall receive appropriate funding from the Company, as determined by the Audit Committee, for payment of compensation to any such advisors.

        4.            Meetings. The Audit Committee will meet as often as may be deemed necessary or appropriate in its judgment, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet separately in executive session, periodically, with each of management, the principal internal auditor of the Company and the outside auditing firm. The Audit Committee shall report regularly to the Board with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum.

Last revised: March 3, 2004

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APPENDIX C

INDEPENDENCE STANDARDS

Excerpted from Belo Corp.
Corporate Governance Guidelines
The complete current version of the Guidelines as approved and adopted by the
Board on March 3, 2004 is posted on Belo’s Web site at www.belo.com.

Board Composition & Qualifications

Independence

A substantial majority of the directors comprising the Board shall be independent directors. An “independent” director is a director who meets the New York Stock Exchange (“NYSE”) standards of independence, as determined by the Board. The Board has adopted the standards set forth on Attachment A to these Guidelines to assist it in making determinations of a director’s independence.

Board Committees

Number, Structure and Independence of Committees

The Board has four standing committees: Audit, Compensation, Nominating and Corporate Governance, and Executive. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees shall be directors who meet the NYSE standards of “independence” as determined by the Board. Directors who serve on the Audit Committee must meet additional independence criteria described in Attachment A to these Guidelines.

Attachment A: Independence Standards

A director shall be independent if the director meets each of the following standards and otherwise has no material relationship with Belo, either directly, or as a partner, stockholder, or officer of an organization that has a relationship with Belo. For purposes of these standards, “Belo” means Belo Corp. and its consolidated subsidiaries, collectively.

1.	the director is not, and in the past three years has not been, an employee of Belo;

2.	an immediate family member of the director is not, and in the past three years has not been, employed as an executive officer of Belo;

3.	the director is not, and in the past three years has not been, affiliated with or employed by Belo’s outside auditing firm, and no member of the director’s immediate family is, or in the past three years has been, affiliated with or employed in a professional capacity by Belo’s outside auditing firm;

4.	neither the director nor a member of the director’s immediate family is, or in the past three years has been, part of an interlocking directorate in which a current executive officer of Belo served on the compensation committee of another public company where the director or the director’s immediate family member served as an executive officer;

5.	neither the director nor a member of the director’s immediate family receives or has in the past three years received any direct compensation payments from Belo in excess of $100,000 per year, other than compensation for Board service, compensation received by the director’s immediate family member for service as a non-executive employee of Belo, and pension or other forms of deferred compensation for prior service;

6.	the director is not an executive officer or employee, and no member of the director’s immediate family is an executive officer, of another company that makes payments to or receives payments from Belo, or during any of the last three fiscal years has made payments to or received payments from Belo, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues;

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7.	the director is not an executive officer of a non-profit organization to which Belo makes or in the past three fiscal years has made, payments that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues;

8.	the director is not, and during the last fiscal year has not been, a partner in, or a controlling shareholder or executive officer of, a business corporation, non-profit organization, or other entity to which Belo was indebted at the end of Belo’s last full fiscal year in an aggregate amount in excess of 2% of Belo’s total consolidated assets at the end of such fiscal year;

9.	the director is not, and during the last fiscal year has not been, a member of, or of counsel to, a law firm that Belo has retained during the last fiscal year or proposes to retain during the current fiscal year; or

10.	the director is not, and during the last fiscal year has not been, a partner or executive officer of any investment banking firm that has performed services for Belo, other than as a participating underwriter in a syndicate, during the last fiscal year or that Belo proposes to have perform services during the current fiscal year.

The Board may determine that a director or nominee is “independent” even if the director or nominee does not meet each of the standards set forth in paragraphs (7) through (10) above as long as the Board determines that such person is independent of management and free from any relationship that in the judgment of the Board would interfere with such person’s independent judgment as a member of the Board and the basis for such determination is disclosed in Belo’s annual proxy statement.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on that committee, if the director: (1) receives, either directly or indirectly, any consulting, advisory or other compensatory fee from Belo Corp. or any of its subsidiaries other than: (a) fees for service as a director, and (b) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Belo; or (2) is “an affiliated person” of Belo Corp. or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

For purposes of this Attachment A, an “immediate family member” means a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

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4350-PS-04

NOTICE TO PARTICIPANTS

IN THE
BELO SAVINGS PLAN

Dear Belo Savings Plan Participant:

Enclosed with this notice is a proxy statement of Belo Corp. describing the annual meeting of shareholders to be held on May 11, 2004. The annual meeting will be held for the purpose of electing five directors, considering and acting upon a proposal to approve the Belo 2004 Executive Compensation Plan, and any other matters that may properly come before the meeting or any postponement or adjournment of the meeting.

Directions to the Trustees

Only Fidelity Management Trust Company and Wells Fargo Bank, N.A., as the trustees of the Belo Savings Plan, can vote the shares of Belo stock held by the Belo Savings Plan. However, under the terms of the Belo Savings Plan, you are entitled to instruct the trustees how to vote the shares of Belo stock that were allocated to your plan account at the close of business on March 19, 2004.

Enclosed with this notice is a confidential voting instruction card provided to you for the purpose of instructing the trustees how to vote your plan shares. Your participation is important. Please take the time to complete the instruction card and return it in the enclosed self-addressed and stamped envelope or vote your plan shares by toll-free telephone number or the Internet.

The trustees will vote all Belo shares held by the Belo Savings Plan in accordance with the voting instructions that are received via mail, telephone, or Internet on or before May 9, 2004, unless the trustees determine such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date, and return a voting instruction card but do not check any boxes on the card, the trustees will vote your plan shares FOR all nominees standing for election as directors and FOR approval of the Belo 2004 Executive Compensation Plan. In addition, at their discretion, the trustees of the Belo Savings Plan are authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

Confidentiality and Instructions

Your vote is strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of Belo or to anyone else, except as otherwise required by law. Therefore, you should feel completely free to instruct the trustees to vote your plan shares in the manner you think best.

Voting Deadline

Because of the time required to tabulate voting instructions from participants before the annual meeting, the trustees must establish a cut-off date for receipt of voting instructions. The cut-off date is May 9, 2004. The trustees cannot ensure that voting instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly to vote your plan shares on or before May 9, 2004. If the trustees do not receive timely instructions from you with respect to your plan shares, the trustees will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants.

Further Information

If you are a direct shareholder of Belo, you will also find enclosed a separate proxy card with respect to your directly-owned shares. You must vote your directly-owned shares and your plan shares separately, either by returning the proxy card and voting instruction card by mail, or by separately voting by telephone or Internet with respect to your directly-held and your plan shares. You may not use the proxy card or the voter identification information with respect to your directly-held shares to vote your plan shares.

If you have questions regarding the information provided to you, you may contact the trustees at the following numbers between 8:00 a.m. and 5:00 p.m., Central Time, Monday through Friday:

Fidelity Management Trust Company	(800) 835-5098

Wells Fargo Bank, N.A.	(800) 716-6817 Ext. 16 (Texas Residents Only), (800) 568-6245 Ext. 1661 (Automated), or (713) 319-1661

Your ability to instruct the trustees how to vote your plan shares is an important part of your rights as a participant. Please consider the enclosed material carefully and return your voting instructions to us promptly.

April 5, 2004

FIDELITY MANAGEMENT TRUST COMPANY

WELLS FARGO BANK, N.A.
as Trustees of the BELO SAVINGS PLAN

4350-LTR-04

YOUR PROXY CARD IS ATTACHED BELOW.

PLEASE READ AND FOLLOW THE INSTRUCTIONS
CAREFULLY AND DETACH AND RETURN YOUR
COMPLETED PROXY CARD IN THE ENCLOSED
POSTAGE-PAID ENVELOPE

DO NOT MAIL YOUR
PROXY CARD IF YOU VOTE
BY TELEPHONE OR INTERNET

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZBCAB2

PROXY

Annual Meeting of Shareholders — To be held May 11, 2004
THE BOARD OF DIRECTORS OF BELO CORP. SOLICITS THIS PROXY

The undersigned hereby appoints Robert W. Decherd, Dennis A. Williamson, and Guy H. Kerr, or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of the common stock of Belo Corp. held of record by the undersigned on March 19, 2004, at the 2004 Annual Meeting of Shareholders, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY COMPLETED AND RETURNED BY YOU, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES STANDING FOR ELECTION AS DIRECTORS AND “FOR” APPROVAL OF THE BELO 2004 EXECUTIVE COMPENSATION PLAN.

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SEE REVERSE SIDE	(continued and to be signed on the reverse side)	SEE REVERSE SIDE

BELO CORP.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Please note all votes cast via the telephone or the Internet must be cast prior to 5:00 p.m. (Eastern Time), May 10, 2004. If you wish to change your address, please mark the box below and return your proxy by mail.

Vote by Telephone Call toll-free on a touch-tone phone. There is NO CHARGE for this call.

1.	Read the accompanying proxy statement and have your proxy card in hand when you call.

2.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683).

3.	Follow the recorded instructions.

Vote by Internet As with all Internet access, usage or server fees must be paid by the user.

1.	Read the accompanying proxy statement and have your proxy card in hand when you access the Web site.

2.	Go to the Web site http://www.eproxyvote.com/blc

3.	Follow the instructions provided.

If you vote over the Internet or by telephone, please do not mail your card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZBCAB1

	Please mark	4350
☒	votes as in
	this example.

This proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” all nominees standing for election as directors and “FOR” approval of the Belo 2004 Executive Compensation Plan.

1.	Election of the following nominees as Class III director (Terms expire in 2007):
(01) Louis E. Caldera, (02) Judith L. Craven, M.D., M.P.H., (03) Stephen Hamblett, (04) Dealey D. Herndon, and (05) Wayne R. Sanders.

WITHHOLD
	FOR		AUTHORITY
	ALL		FROM ALL
☐	NOMINEES	☐	NOMINEES

☐

FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the Belo 2004 Executive Compensation Plan.	☐	☐	☐

3.	At the discretion of such proxies on any other matter that properly may come before the meeting or any adjournment or postponement thereof.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Please mark, date, and sign as your name appears at left and return in the envelope provided.

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date:

YOUR VOTING INSTRUCTION CARD FOR YOUR
BELO SAVINGS PLAN SHARES IS ATTACHED BELOW

PLEASE READ AND FOLLOW THE INSTRUCTIONS
CAREFULLY AND DETACH AND RETURN YOUR
COMPLETED VOTING INSTRUCTION CARD IN THE
ENCLOSED POSTAGE-PAID ENVELOPE

DO NOT MAIL YOUR
VOTING INSTRUCTION CARD IF YOU VOTE
BY TELEPHONE OR INTERNET

DETACH HERE IF YOU ARE RETURNING YOUR VOTING INSTRUCTION CARD BY MAIL	ZBSP22

VOTING INSTRUCTIONS TO TRUSTEES OF BELO SAVINGS PLAN

Annual Meeting of Shareholders — To be held May 11, 2004

TO PARTICIPANTS IN THE BELO SAVINGS PLAN:

As a participant in the Belo Savings Plan, you may instruct the trustees how to vote the shares of Belo common stock allocated to your account at the 2004 Annual Meeting of Shareholders, and any adjournment or postponement thereof. This voting instruction card, when properly completed and returned by you, will constitute instructions to the trustees to vote the shares of Belo common stock credited to your Belo Savings Plan account as of March 19, 2004. Your instructions to the trustees will be held in strict confidence and will be made available only to the inspectors of the election at the Annual Meeting, none of whom is an employee of Belo. Please use the other side of this form in giving your instructions.

If the trustees have not received your voting instructions by May 9, 2004, your plan shares will be voted by the trustees in the same proportion as those shares for which voting instruction has been timely received. If you sign, date, and return a voting instruction card but do not check any boxes on the card, the trustees will vote your Belo Savings Plan shares “FOR” all nominees standing for election as directors and “FOR” approval of the Belo 2004 Executive Compensation Plan.

FIDELITY MANAGEMENT TRUST COMPANY
WELLS FARGO BANK, N.A.,
Trustees of the Belo Savings Plan

SEE REVERSE SIDE	(continued and to be signed on the reverse side)	SEE REVERSE SIDE

BELO CORP.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your telephone or Internet vote authorizes the trustees to vote your shares in the same manner as if you marked, signed, and returned your voting instruction card. Please note all votes cast via the telephone or the Internet must be cast prior to 12:00 midnight (Eastern Time), May 9, 2004. If you wish to change your address, please mark the box below and return your card by mail.

Vote by Telephone Call toll-free on a touch-tone phone. There is NO CHARGE for this call.

1.	Read the accompanying proxy statement and have your voting instruction card in hand when you call.

2.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683).

3.	Follow the recorded instructions.

Vote by Internet As with all Internet access, usage or server fees must be paid by the user.

1.	Read the accompanying proxy statement and have your voting instruction card in hand when you access the Web site.

2.	Go to the Web site http://www.eproxyvote.com/blc

3.	Follow the instructions provided.

If you vote over the Internet or by telephone, please do not mail your card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

DETACH HERE IF YOU ARE RETURNING YOUR VOTING INSTRUCTION CARD BY MAIL	ZBSP21

	Please mark	4350
☒	votes as in
	this example.

The trustees of the Belo Savings Plan, and each of them, are hereby instructed to vote in the manner directed herein or, if no direction is made, to vote “FOR” all nominees standing for election as directors and “FOR” approval of the Belo 2004 Executive Compensation Plan:

1.	Election of the following nominees as Class III director (Terms expire in 2007): (01) Louis E. Caldera, (02) Judith L. Craven, M.D., M.P.H., (03) Stephen Hamblett, (04) Dealey D. Herndon, and (05) Wayne R. Sanders.

WITHHOLD
	FOR		AUTHORITY
	ALL		FROM ALL
☐	NOMINEES	☐	NOMINEES

☐

FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the Belo 2004 Executive Compensation Plan.	☐	☐	☐

3.	At the discretion of the trustees of the Belo Savings Plan on any other matter that properly may come before the meeting or any adjournment or postponement thereof.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Please mark, date, and sign as your name appears at left and return in the envelope provided.

I hereby authorize Fidelity Management Trust Company and Wells Fargo Bank, N.A., as trustees under the Belo Savings Plan, to vote the full shares of Belo common stock credited to my account under the Belo Savings Plan at the 2004 Annual Meeting in accordance with instructions given above. Each of the trustees has appointed EquiServe as agent to tabulate the votes.

Signature:	Date:	Signature:	Date: